                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                   MESA INC.

                               MESA OPERATING CO.

                           MXP REINCORPORATION CORP.

                                      AND

                       PARKER & PARSLEY PETROLEUM COMPANY

                           DATED AS OF APRIL 6, 1997

                               TABLE OF CONTENTS

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
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
                                               ARTICLE I

                                              THE MERGERS
1.1     The Mergers; Effective Times of the Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -1-
1.2     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -2-
1.3     Effects of the Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -2-

                                               ARTICLE II

                          EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE SM
                            CONSTITUENT CORPORATIONS AND THE RM CONSTITUENT
                                 CORPORATIONS; EXCHANGE OF CERTIFICATES
2.1     Effect of Spice Merger on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -3-
        (a)      Capital Stock of Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -3-
        (b)      Cancellation of Spice Treasury Stock and MXP-Owned Spice Stock  . . . . . . . . . . . . . .      -3-
        (c)      Exchange Ratio for Spice Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .      -4-
        (d)      Treatment of Spice Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -4-
2.2     Effect of Reincorporation Merger on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . .      -4-
        (a)      Capital Stock of Reincorporation Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . .      -4-
        (b)      Cancellation of MXP Treasury Stock and Spice-Owned MXP Stock  . . . . . . . . . . . . . . .      -4-
        (c)      Exchange Ratio for MXP Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .      -4-
        (d)      Treatment of MXP Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -5-
2.3     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -5-
        (a)      Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -5-
        (b)      Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -5-
        (c)      Distributions with Respect to Unexchanged Shares  . . . . . . . . . . . . . . . . . . . . .      -6-
        (d)      No Further Ownership Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -7-
        (e)      No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -8-
        (f)      Termination of Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -8-
        (g)      No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -9-
        (h)      Lost, Stolen, or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .      -9-
2.4     Exchange Procedures for MXP Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -9-
        (a)      Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -9-
        (b)      Procedure for Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     -10-
        (c)      Revocation of Election; Return of Certificates  . . . . . . . . . . . . . . . . . . . . . .     -10-

                                              ARTICLE III

                                     REPRESENTATIONS AND WARRANTIES
3.1     Representations and Warranties of Spice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     -11-
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
        (a)      Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
        (b)      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
        (c)      Authority; No Violations; Consents and Approvals  . . . . . . . . . . . . . . . . . . . .  -12-
        (d)      SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
        (e)      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
        (f)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
        (g)      No Undisclosed Material Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
        (h)      No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
        (i)      Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
        (j)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
        (k)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
        (l)      Pension and Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
        (m)      Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
        (n)      Intangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
        (o)      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
        (p)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
        (q)      Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
        (r)      Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
        (s)      Beneficial Ownership of MXP Common Stock  . . . . . . . . . . . . . . . . . . . . . . . .  -29-
        (t)      Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
        (u)      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
3.2     Representations and Warranties of MXP, Reincorporation Sub and Merger
        Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
        (a)      Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
        (b)      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
        (c)      Authority; No Violations, Consents and Approvals  . . . . . . . . . . . . . . . . . . . .  -32-
        (d)      SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
        (e)      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
        (f)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
        (g)      No Undisclosed Material Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
        (h)      No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
        (i)      Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
        (j)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
        (k)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
        (l)      Pension and Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
        (m)      Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
        (n)      Intangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
        (o)      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
        (p)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
        (q)      Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
        (r)      Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
        (s)      Beneficial Ownership of Spice Common Stock  . . . . . . . . . . . . . . . . . . . . . . .  -47-
        (t)      Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
        (u)      Interim Operations of Reincorporation Sub and Merger Sub  . . . . . . . . . . . . . . . .  -47-
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
        (v)      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-

                                               ARTICLE IV

                      COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
4.1     Conduct of Business by Spice and MXP Pending the Merger  . . . . . . . . . . . . . . . . . . . . .  -47-
        (a)      Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
        (b)      Dividends; Changes in Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
        (c)      Issuance of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
        (d)      Governing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
        (e)      No Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
        (f)      No Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
        (g)      No Dissolution, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
        (h)      Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
        (i)      Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
        (j)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
        (k)      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
        (l)      Certain Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
        (m)      Indebtedness; Leases; Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . .  -50-
        (n)      Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
4.2     No Solicitation by Spice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
4.3     No Solicitation by MXP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-

                                               ARTICLE V

                                         ADDITIONAL AGREEMENTS
5.1     Preparation of S-4 and the Joint Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
5.2     Letter of Spice's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
5.3     Letter of MXP's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
5.4     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
5.5     Stockholders Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
5.6     HSR and Other Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
        (a)      HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
        (b)      Other Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
5.7     Agreements of Rule 145 Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
5.8     Authorization for Shares and Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . .  -56-
5.9     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
5.10    Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
5.11    Indemnification; Directors' and Officers' Insurance  . . . . . . . . . . . . . . . . . . . . . . .  -58-
5.12    Agreement to Defend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
5.13    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
5.14    Other Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
5.15    Advice of Changes; SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
5.16    Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
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
5.17    Conveyance Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
5.18    Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
5.19    Chairman and CEO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
5.20    Charter Amendments; Name and Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
5.21    Employee and Director Incentive Indemnification and Severance Plans  . . . . . . . . . . . . . . .  -63-
5.22    Subsequent Mergers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
5.23    MIPS Assumption Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
5.24    Indenture Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
5.25    New Bank Credit Facility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -64-
5.26    DNR Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -64-
5.27    Pickens Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -64-
5.28    MIPS Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -64-

                                               ARTICLE VI

                                          CONDITIONS PRECEDENT
6.1     Conditions to Each Party's Obligation to Effect the Mergers  . . . . . . . . . . . . . . . . . . .  -64-
        (a)      Spice Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -64-
        (b)      MXP Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
        (c)      NYSE Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
        (d)      Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
        (e)      S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
        (f)      No Injunctions or Restraints  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
6.2     Conditions of Obligations of MXP, Reincorporation Sub and Merger Sub . . . . . . . . . . . . . . .  -65-
        (a)      Representations and Warranties of Spice . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
        (b)      Performance of Obligations of Spice . . . . . . . . . . . . . . . . . . . . . . . . . . .  -66-
        (c)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -66-
        (d)      Letters from Rule 145 Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -66-
6.3     Conditions of Obligations of Spice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -66-
        (a)      Representations and Warranties of MXP, Reincorporation Sub and Merger Sub . . . . . . . .  -66-
        (b)      Performance of Obligations of MXP . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
        (c)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
        (d)      Letters from Rule 145 Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-

                                              ARTICLE VII

                                       TERMINATION AND AMENDMENT
7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
7.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
7.3     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
7.4     Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
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
                                              ARTICLE VIII

                                           GENERAL PROVISIONS
8.1     Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-
8.2     Nonsurvival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . .  -72-
8.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-
8.4     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -73-
8.5     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -74-
8.6     Entire Agreement; No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . .  -74-
8.7     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -74-
8.8     No Remedy in Certain Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -74-
8.9     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -74-
8.10    Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -74-
8.10    Schedule Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -75-

EXHIBITS:

Exhibit A        Post SM Effective Time Board of Directors


DISCLOSURE SCHEDULES:

SPICE DISCLOSURE SCHEDULE:
--------------------------

Schedule 3.1(a)  Spice Significant Subsidiaries
Schedule 3.1(b)  Spice Subsidiary Ownership
Schedule 3.1(c)  Spice Conflicts
Schedule 3.1(j)  Spice Litigation
Schedule 3.1(k)  Spice Tax Information
Schedule 3.1(l)  Spice Pension and Benefit Plan and Related Information
Schedule 3.1(m)  Spice Labor Matters
Schedule 3.1(o)  Spice Environmental Matters
Schedule 3.1(p)  Spice Insurance
Schedule 3.1(u)  Spice Tax Certificate
Schedule 4.1(e)  Spice Acquisition

MXP DISCLOSURE SCHEDULE:
-----------------------

Schedule 3.2(a)  MXP Significant Subsidiaries
Schedule 3.2(b)  MXP Subsidiary Ownership
Schedule 3.2(c)  MXP Conflicts
Schedule 3.2(j)  MXP Litigation
Schedule 3.2(k)  MXP Tax Information
Schedule 3.2(l)  MXP Pension and Benefit Plan and Related Information
Schedule 3.2(m)  MXP Labor Matters
Schedule 3.2(o)  MXP Environmental Matters
Schedule 3.2(p)  MXP Insurance
Schedule 3.2(v)  MXP Tax Certificate

                           GLOSSARY OF DEFINED TERMS

Defined Term                                                                              Defined in Section
------------                                                                              ------------------
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.1(i)
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble
Antitrust Division  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.6(a)
Articles of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1
Average Trading Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.1(j)
Benefit Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(xi)
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(b)
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.4
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1
Election Deadline . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(b)
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(o)(A)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(i)
Excess Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(e)
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(a)
Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(a)
Form of Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(b)
Fractional Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(e)
FTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.6(a)
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(d)
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(o)(B)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Initial Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.1(c)
Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.1(f)
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(k)(ii)
Joint Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(i)
Letter of Transmittal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(b)
Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(a)
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(a)
Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble
Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
MIPS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(b)
MXP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble
MXP Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.3(c)

Defined Term                                                                              Defined in Section
------------                                                                              ------------------
MXP Common Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2
MXP Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(a)
MXP Conversion Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)
MXP Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2
MXP Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(l)(iv)
MXP ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(l)(i)
MXP Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.11(b)
MXP Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.11(b)
MXP Intangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(n)
MXP Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(j)
MXP Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)
MXP Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(j)
MXP Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(l)(i)
MXP Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(i)
MXP Preferred Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)
MXP Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(b)
MXP Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.3(a)
MXP SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(d)
MXP Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2
MXP Series B Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2
MXP Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.10(a)
MXP Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(b)
New Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(c)
New Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)
Non-Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(a)
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(e)
Non-Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(a)
Non-Election Series A Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(a)
Non-Election Series B Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(a)
Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.1
PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(iii)
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Reincorporation Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
Reincorporation Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble
Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(o)(C)
Remedial Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(o)(D)
Reportable Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(ii)
RM Constituent Corporations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.3(a)
RM Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1
RM Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.3(a)
Rule 145 Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.7
S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(e)

Defined Term                                                                              Defined in Section
------------                                                                              ------------------
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(a)
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(d)
Series A Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(r)
Series B Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(r)
Significant Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(a)
SM Constituent Corporations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.3(a)
SM Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1
SM Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.3(a)
Spice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble
Spice Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.2(e)
Spice Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1
Spice Conversion Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(c)
Spice Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1
Spice Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(iv)
Spice ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(i)
Spice Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.11(a)
Spice Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.11(a)
Spice Intangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(n)
Spice Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(j)
Spice LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(b)
Spice Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
Spice Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(j)
Spice Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(i)
Spice Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(i)
Spice Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(b)
Spice Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.2(a)
Spice Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(v)
Spice Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(v)
Spice SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(d)
Spice Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(b)
Spice Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.10(a)
Spice Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(b)
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(b)
Tax and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(k)
Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(k)
TBCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1
Trading Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.1(j)
Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(b)

                          AGREEMENT AND PLAN OF MERGER

                 AGREEMENT AND PLAN OF MERGER, dated as of April 6, 1997 (this "Agreement"), among MESA Inc., a Texas corporation ("MXP"), MESA Operating Co., a Delaware corporation and a direct wholly owned subsidiary of MXP ("Merger Sub"), MXP Reincorporation Corp., a Delaware corporation and a direct wholly owned subsidiary of MXP ("Reincorporation Sub"), and Parker & Parsley Petroleum Company, a Delaware corporation ("Spice").

                 WHEREAS, MXP and Spice have determined to engage in a strategic business combination;

                 WHEREAS, in furtherance thereof, the respective Boards of Directors of Merger Sub and Spice have approved this Agreement and the merger of Spice with and into Merger Sub, with Merger Sub being the surviving corporation (the "Spice Merger");

                 WHEREAS, in furtherance thereof, the respective Boards of Directors of MXP and Reincorporation Sub have approved this Agreement and the merger of MXP with and into Reincorporation Sub, with Reincorporation Sub being the surviving corporation (the "Reincorporation Merger" and, together with the Spice Merger, the "Mergers");

                 WHEREAS, the respective Boards of Directors of MXP, Merger Sub, Reincorporation Sub and Spice have determined that it is in the best interests of their respective stockholders for the Mergers to be effected upon the terms and subject to the conditions of this Agreement;

                 WHEREAS, for federal income tax purposes, it is intended that each of the Mergers shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Treasury Regulation Section 1.368-1(c); and

                 WHEREAS, MXP, Merger Sub, Reincorporation Sub and Spice desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

                 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  THE MERGERS

        1.1 The Mergers; Effective Times of the Mergers. Upon the terms and subject to the conditions of this Agreement, (i) at the RM Effective Time (as hereinafter defined), MXP shall be merged with and into Reincorporation Sub in accordance with the Delaware General Corporation Law (the "DGCL") and the Texas Business Corporation Act (the "TBCA"); and (ii) at the SM

Effective Time (as hereinafter defined) Spice shall be merged with and into Merger Sub in accordance with the DGCL. As soon as practicable at or after the closing of the Mergers (the "Closing"), a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL, with respect to each of the Mergers (each, a "Certificate of Merger") shall be filed with the Delaware Secretary of State and articles of merger, prepared and executed in accordance with the relevant provisions of the TBCA, with respect to the Reincorporation Merger (the "Articles of Merger") shall be filed with the Texas Secretary of State. The Reincorporation Merger shall become effective at such time as is provided in the Certificate of Merger for the Reincorporation Merger and in the Articles of Merger, which time shall be at 10:00 a.m., Dallas, Texas, time on the day of the Closing (the "RM Effective Time"). The Spice Merger shall become effective at such time as is provided in the Certificate of Merger for the Spice Merger, which time shall be at 10:01 a.m., Dallas, Texas, time on the day of the Closing (the "SM Effective Time").

        1.2 Closing. The Closing shall take place at 9:30 a.m., Dallas, Texas, time on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions set forth in Article VI (the "Closing Date"), at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties.

        1.3      Effects of the Mergers.

                 (a) At the RM Effective Time: (i) MXP shall be merged with and into Reincorporation Sub, the separate existence of MXP shall cease and Reincorporation Sub shall continue as the surviving corporation (Reincorporation Sub and MXP are sometimes referred to herein as "RM Constituent Corporations" and Reincorporation Sub is sometimes referred to herein as "RM Surviving Corporation"); (ii) the Certificate of Incorporation of Reincorporation Sub as in effect immediately prior to the RM Effective Time shall be the Certificate of Incorporation of RM Surviving Corporation; and
(iii) the Bylaws of Reincorporation Sub as in effect immediately prior to the RM Effective Time shall be the Bylaws of RM Surviving Corporation. At the SM Effective Time: (i) Spice shall be merged with and into Merger Sub, the separate existence of Spice shall cease and Merger Sub shall continue as the surviving corporation (Merger Sub and Spice are sometimes referred to herein as "SM Constituent Corporations" and Merger Sub is sometimes referred to herein as "SM Surviving Corporation"); (ii) the Certificate of Incorporation of Merger Sub as in effect immediately prior to the SM Effective Time shall be the Certificate of Incorporation of SM Surviving Corporation; and (iii) the Bylaws of Merger Sub as in effect immediately prior to the SM Effective Time shall be the Bylaws of SM Surviving Corporation.

                 (b) The directors and officers designated in accordance with Section 5.19 shall, from and after the SM Effective Time, be the initial directors and officers of SM Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with SM Surviving Corporation's Certificate of Incorporation and Bylaws.

                 (c) From and after the RM Effective Time, the initial directors of RM Surviving Corporation shall be the individuals identified as Class I, II or III Directors on Exhibit A hereto and the officers designated in accordance with Section 5.19 shall, from and after the RM Effective Time, be the initial officers of RM Surviving Corporation (provided that such directors and officers who at such time were directors or officers of Spice shall not assume office until the SM Effective Time), and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with RM Surviving Corporation's Certificate of Incorporation and Bylaws.

                 (d) The Spice Merger shall have the effects set forth in this Section 1.3 and the applicable provisions of the DGCL. The
Reincorporation Merger shall have the effects set forth in this Section 1.3 and the applicable provisions of the DGCL and the TBCA.


                                   ARTICLE II

              EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE SM
                CONSTITUENT CORPORATIONS AND THE RM CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

        2.1 Effect of Spice Merger on Capital Stock. At the SM Effective Time, by virtue of the Spice Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share, of Spice ("Spice Common Stock"), or capital stock of Merger Sub:

                 (a) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall not be converted or otherwise affected by the Spice Merger and shall remain outstanding after the Spice Merger as one fully paid and nonassessable share of common stock, par value $0.01 per share, of SM Surviving Corporation.

                 (b) Cancellation of Spice Treasury Stock and MXP-Owned Spice Stock. Each share of Spice Common Stock and all other shares of capital stock of Spice that are owned by Spice as treasury stock and any shares of Spice Common Stock and all other shares of capital stock of Spice owned by MXP, Merger Sub, Reincorporation Sub or any other wholly owned Subsidiary (as hereinafter defined) of MXP or Spice shall be canceled and retired and shall cease to exist and no stock of RM Surviving Corporation or other consideration shall be delivered or deliverable in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

                 (c) Exchange Ratio for Spice Common Stock. Subject to the provisions of Section 2.3(e) hereof, each share of Spice Common Stock issued and outstanding immediately prior to the SM Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into a right to receive one (1) share of common stock, par value $.01 per share ("New Common Stock"), of RM Surviving Corporation (the "Spice Conversion Number"). All such shares of Spice Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of New Common Stock and cash in lieu of fractional shares of New Common Stock, as contemplated by Section 2.3(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3, without interest.

                 (d) Treatment of Spice Stock Options. Each outstanding Spice Stock Option (as defined in Section 5.10) shall be assumed by RM Surviving Corporation as provided in Section 5.10.

        2.2 Effect of Reincorporation Merger on Capital Stock. At the RM Effective Time, by virtue of the Reincorporation Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share, of MXP ("MXP Common Stock"), Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of MXP ("MXP Series A Preferred Stock"), Series B 8% Cumulative Preferred Stock, par value $.01 per share, of MXP ("MXP Series B Preferred Stock"), or capital stock of Reincorporation Sub:

                 (a) Capital Stock of Reincorporation Sub. Each issued and outstanding share of the capital stock of Reincorporation Sub shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

                 (b) Cancellation of MXP Treasury Stock and Spice-Owned MXP Stock. Each share of MXP Common Stock, MXP Series A Preferred Stock, MXP Series B Preferred Stock and all other shares of capital stock of MXP that are owned by MXP as treasury stock and any shares of MXP Common Stock, MXP Series A Preferred Stock, MXP Series B Preferred Stock and all other shares of capital stock of MXP owned by Spice or any wholly owned Subsidiary of Spice or MXP shall be cancelled and retired and shall cease to exist and no stock of RM Surviving Corporation or other consideration shall be delivered or deliverable in exchange therefor.

                 (c) Exchange Ratio for MXP Capital Stock. Subject to the provisions of Section 2.3(e) hereof, (i) each seven shares of MXP Common Stock issued and outstanding immediately prior to the RM Effective Time (other than shares to be cancelled in accordance with Section 2.2(b)) shall be converted into a right to receive one (1) share of New Common Stock (the "MXP Conversion Number"); and (ii) each seven (7) shares of MXP Series A Preferred Stock and each seven (7) shares of MXP Series B Preferred Stock issued and outstanding immediately prior to the RM Effective Time (other than shares to be cancelled in accordance with Section 2.2(b)) shall be converted into a right to receive
(x) one and one-quarter (1.25) shares of New Common Stock (the "MXP Common Consideration") or (y) one (1) share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("New Series A Preferred Stock"), of RM Surviving

Corporation (the "MXP Preferred Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with
Section 2.4 (collectively, the "MXP Merger Consideration"); provided, however, that if (A) the Series A Approval is obtained (as defined in Section 3.2(r)), each such seven (7) shares of MXP Series A Preferred Stock shall be converted into a right to receive only the MXP Common Consideration, and (B) the Series B Approval is obtained (as defined in Section 3.2(r)), each such seven (7) shares of MXP Series B Preferred Stock shall be converted into a right to receive only the MXP Common Consideration. All such shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the New Common Stock, the MXP Common Consideration or the MXP Preferred Consideration, as applicable, and cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as contemplated by Section 2.3(f), to be issued or paid in consideration therefor upon the surrender of such certificates in accordance with Section 2.3, without interest. The rights and preferences of the New Series A Preferred Stock shall be substantially identical to the rights and preferences of the MXP Series A Preferred Stock, with such adjustments as are necessary to reflect the effect of the MXP Conversion Number.

                 (d) Treatment of MXP Stock Options. Each outstanding MXP Stock Option (as defined in Section 5.10) shall be assumed by RM Surviving Corporation as provided in Section 5.10.

        2.3      Exchange of Certificates

                 (a) Exchange Agent. As of the SM Effective Time and RM Effective Time, as applicable, RM Surviving Corporation shall deposit with American Stock Transfer & Trust Company or such other bank or trust company designated by MXP and reasonably acceptable to Spice (the "Exchange Agent"), for the benefit of the holders of shares of Spice Common Stock, and for the benefit of the holders of shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock, as applicable, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of New Common Stock and shares of New Series A Preferred Stock, if any (such shares of New Common Stock and New Series A Preferred Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), issuable pursuant to Sections 2.1 and 2.2 in exchange for outstanding shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the New Common Stock and New Series A Preferred Stock contemplated to be issued pursuant to Sections 2.1 and 2.2 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                 (b) Exchange Procedures. As soon as reasonably practicable after the SM Effective Time and RM Effective Time, as applicable, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the SM Effective Time and RM Effective Time, as applicable, represented outstanding shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock (each, a

"Certificate"), which holder's shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock were converted into the right to receive shares of New Common Stock or shares of New Series A Preferred Stock, as the case may be, pursuant to Sections 2.1 or 2.2: (i) a letter of transmittal ("Letter of Transmittal") which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as RM Surviving Corporation may reasonably specify; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of New Common Stock or shares of New Series A Preferred Stock, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by RM Surviving Corporation, together with the Letter of Transmittal, duly executed, and any other documents reasonably required by RM Surviving Corporation or the Exchange Agent, (A) the holder of a Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New Common Stock or New Series A Preferred Stock, as the case may be, which such holder has the right to receive pursuant to the provisions of this Article II, cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, as contemplated by Section 2.3(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.3(c); and (B) the Certificate so surrendered shall forthwith be canceled. Certificates representing fewer than seven (7) shares of MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock surrendered to the Exchange Agent shall receive, subject to Section 2.3(e), a proportionate amount of the applicable consideration to which such shares are entitled pursuant to
Section 2.2(c). In the event of a transfer of ownership of Spice Common Stock which is not registered in the transfer records of Spice, or in the event of a transfer of ownership of MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock, which is not registered in the transfer records of MXP, a certificate representing the appropriate number of shares of New Common Stock or New Series A Preferred Stock, as the case may be, may be issued to a transferee if the Certificate representing such Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.3, each Certificate shall be deemed at any time after the applicable SM or RM Effective Time to represent only the right to receive upon such surrender the certificate representing shares of New Common Stock or New Series A Preferred Stock, as the case may be, cash in lieu of any fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, as contemplated by this Section 2.3 and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.3(c). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the New Common Stock or New Series A Preferred Stock, as the case may be, held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

                 (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to New Common Stock or New Series A Preferred Stock, as the case may be, declared or made after the applicable SM or RM Effective Time with a record date after the applicable SM or RM Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of New Common Stock or New Series A Preferred Stock, as the case may be, represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of New Common Stock or New Series A Preferred Stock, as the case may be, to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the applicable SM or RM Effective Time theretofore paid with respect to such whole shares of New Common Stock or New Series A Preferred Stock, as the case may be; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the applicable SM or RM Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of New Common Stock or New Series A Preferred Stock, as the case may be.

                 (d) No Further Ownership Rights. All shares of New Common Stock issued upon the surrender for exchange of shares of Spice Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Spice Common Stock subject, however, to SM Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the SM Effective Time that may have been declared or made by Spice on such shares of Spice Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the SM Effective Time, and after the SM Effective Time there shall be no further registration of transfers on the stock transfer books of SM Surviving Corporation of the shares of Spice Common Stock that were outstanding immediately prior to the SM Effective Time. If, after the SM Effective Time, Certificates are presented to SM Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II. All shares of New Common Stock or New Series A Preferred Stock, as the case may be, issued upon the surrender for exchange of shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock subject, however, to RM Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the RM Effective Time that may have been declared or made by MXP on such shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the RM Effective Time, and after the RM Effective Time there shall be no further registration of transfers on the stock transfer books of RM Surviving Corporation of the shares of MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock that were outstanding immediately prior to the RM Effective Time. If, after the RM Effective Time, Certificates are presented to RM Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                 (e) No Fractional Shares. No certificates or scrip representing fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and, except as provided in this
Section 2.3(e), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of RM Surviving Corporation. In lieu of any fractional security, each holder of shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock who would otherwise have been entitled to a fraction of a share of New Common Stock or New Series A Preferred Stock, as the case may be, upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the sum of (i) the gross proceeds from the sale or sales by the Exchange Agent in accordance with the provisions of this Section 2.3(e), on behalf of all such holders of the aggregate fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, issued pursuant to this Article II and (ii) the aggregate dividends or other distributions that are payable to such holders with respect to such shares of New Common Stock or New Series A Preferred Stock, as the case may be, pursuant to Section 2.3(c) (such dividends and distributions being herein called the "Fractional Dividends"). As soon as practicable following the SM Effective Time, the Exchange Agent shall determine the excess of the aggregate of (x) the number of full shares of New Common Stock delivered to the Exchange Agent by RM Surviving Corporation pursuant to Section 2.3(a) over the aggregate number of full shares of New Common Stock to be distributed to holders of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock pursuant to Section 2.3(b) and (y) the number of full shares of New Series A Preferred Stock, if any, delivered to the Exchange Agent by RM Surviving Corporation pursuant to Section 2.3(a) over the aggregate number of full shares of New Series A Preferred Stock, if any, to be distributed to holders of MXP Series A Preferred Stock and MXP Series B Preferred Stock pursuant to Section 2.3(b) (such excess being herein called the "Excess Securities"), and the Exchange Agent, as agent for the former holders of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock, shall sell the Excess Securities at the prevailing prices on the New York Stock Exchange ("NYSE"). The sale of the Excess Securities by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE. RM Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities. Until the gross proceeds of such sale of Excess Securities and the Fractional Dividends have been distributed to the former stockholders of Spice and MXP, the Exchange Agent will hold such proceeds and dividends in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of Spice and MXP in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

                 (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, made available to the Exchange Agent that remain undistributed to the former stockholders of Spice or MXP on the first anniversary of the SM Effective Time shall be delivered to RM

Surviving Corporation, upon demand, and any stockholders of Spice or MXP who have not theretofore received the New Common Stock or New Series A Preferred Stock, as the case may be, and cash and other dividends or distributions to which they are entitled under this Article II shall thereafter look only to RM Surviving Corporation for payment of their claim for New Common Stock or New Series A Preferred Stock, as the case may be, any cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, and any dividends or distributions with respect to New Common Stock or New Series A Preferred Stock, as the case may be.

                 (g) No Liability. None of MXP, Spice, Reincorporation Sub or Merger Sub shall be liable to any holder of shares of MXP Common Stock, MXP Series A Preferred Stock, MXP Series B Preferred Stock or Spice Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares at such date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of RM Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                 (h) Lost, Stolen, or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by RM Surviving Corporation, the posting by such person of a bond in such reasonable amount as RM Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the certificate representing that number of whole shares of New Common Stock or New Series A Preferred Stock, as the case may be, which such holder has the right to receive pursuant to the provisions of this Article II, cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, as contemplated by
Section 2.3(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.3(c).

        2.4      Exchange Procedures for MXP Preferred Stock.

                 (a) Election. Subject to Section 2.2(c), each record holder of shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.4(b)) shall be entitled to elect to receive in respect of each such share (i) the MXP Common Consideration or (ii) the MXP Preferred Consideration or to indicate that such record holder has no preference as to the receipt of MXP Common Consideration or MXP Preferred Consideration (a "Non-Election"). Shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock in respect of which a Non-Election is made (collectively, "Non-Election Series A Shares" and "Non-Election Series B Shares," respectively) shall be deemed to be shares in respect of which elections for MXP Preferred Consideration have been made.

                 (b)     Procedure for Elections.  Elections pursuant to
Section 2.4(a) shall be made on a form to be mutually agreed upon by MXP and Spice (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of MXP Series A Preferred Stock and MXP Series B Preferred Stock, together with appropriate transmittal materials, at the time of mailing to holders of record of MXP Series A Preferred Stock and MXP Series B Preferred Stock of the Joint Proxy Statement (as defined in Section 3.1(c)(iii)). Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (i) properly completed, signed and submitted to the Exchange Agent at its designated office by 5:00 p.m., New York City time, on the business day that is the Trading Day (as defined in Section 7.1(j)) immediately prior to the Closing Date (which date shall be publicly announced by MXP as soon as practicable but in no event less than five Trading Days prior to the Closing Date) (the "Election Deadline") and (ii), in the case of shares that are not recorded and traded in book entry form, accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such Certificates are in fact delivered to the Exchange Agent within eight Trading Days after the date of execution of such guarantee of delivery). For shares of MXP Series B Preferred Stock that are recorded and traded in book entry form, then MXP shall establish procedures for the delivery of such shares, which procedures shall be acceptable to Spice. MXP shall use its reasonable best efforts to make a Form of Election available to all persons who become holders of record of MXP Series A Preferred Stock and MXP Series B Preferred Stock between the date of mailing described in the first sentence of this Section 2.4(b) and the Election Deadline. MXP or RM Surviving Corporation shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of MXP or RM Surviving Corporation (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither MXP or RM Surviving Corporation nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

                 (c) Revocation of Election; Return of Certificates. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificate(s) representing shares of MXP Series A Preferred Stock or MXP Series B Preferred Stock which have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with Section 2.4(b), such shares shall be Non-Election Series A Shares or Non-Election Series B Shares, as the case may be. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares of MXP

Series A Preferred Stock and MXP Series B Preferred Stock have been transmitted to the Exchange Agent pursuant to the provisions hereof, such shares shall promptly be returned without charge to the person submitting the same.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of Spice. Spice represents and warrants to MXP, Reincorporation Sub and Merger Sub as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by Spice to MXP on or prior to the date of this Agreement (the "Spice Disclosure Schedule") and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific Section or Schedule reference or lack thereof):

                 (a) Organization, Standing and Power. Each of Spice and its Significant Subsidiaries (as defined below) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below) on Spice. Spice has heretofore delivered to MXP complete and correct copies of its Restated Certificate of Incorporation and Restated Bylaws, each as amended to date. All Significant Subsidiaries of Spice and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a) of the Spice Disclosure Schedule. As used in this Agreement: (i) a "Significant Subsidiary" means any Subsidiary of Spice or MXP, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); and (ii) a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of Spice or MXP, as the case may be, any effect or change that is or, as far as can be reasonably determined, may be materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole.

                 (b) Capital Structure. As of the date hereof, the authorized capital stock of Spice consists of 180,000,000 shares of Spice Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share ("Spice Preferred Stock"). At the close of business on December 31, 1996: (i) 35,066,235 shares of Spice Common Stock were issued and outstanding; (ii) 82,458 and 105,155 shares of Spice Common Stock were reserved for issuance pursuant to Spice's Non-Employee Director Equity Compensation Plan and Spice's Long-Term Incentive Plan (collectively, the "Spice Stock Plans"), respectively;
(iii) 6,713,684 shares of Spice Common Stock were reserved for issuance upon conversion of the Spice Series A Preferred Stock (as defined below) or upon exchange of MIPS (as defined below), in each case in accordance with their respective terms; (iv) 1,362,629 shares of Spice Common Stock were subject to issuance under outstanding options or awards under the Spice Stock Plans; (v) 1,833,383 shares of Spice Common Stock were held by Spice in its treasury; (vi) 3,776,400 shares of Spice Preferred Stock were designated as Series A Convertible Preferred Stock ("Spice Series A Preferred Stock") and reserved for issuance upon exchange of the 3,776,400 shares of 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares (the "MIPS") issued by Parker & Parsley Capital LLC, a limited life company organized under the laws of the Turks and Caicos Islands and a subsidiary of Spice ("Spice LLC"); (vii) no shares of Spice Preferred Stock were issued and outstanding; and (viii) no Voting Debt (as defined below) was issued and outstanding. The term "Voting Debt" means bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Spice or MXP, as the case may be, may vote. All outstanding shares of Spice Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 3.1(b) of the Spice Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of Spice are owned by Spice, or a direct or indirect wholly owned Subsidiary of Spice, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.1(b) or on Schedule 3.1(b) of the Spice Disclosure Schedule, and except for changes since December 31, 1996 resulting from the grant or exercise of stock options granted prior to the date hereof pursuant to, or from issuances or purchases under, the Spice Stock Plans, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Spice; (ii) no securities of Spice or any Subsidiary of Spice (other than the MIPS) convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Spice or any Subsidiary of Spice, and the MIPS are exchangeable for an aggregate of 3,776,400 shares of Spice Series A Preferred Stock, which Spice Series A Preferred Stock, if and when issued, will be convertible into an aggregate of 6,713,684 shares of Spice Common Stock; and
(iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Spice or any Subsidiary of Spice is a party or by which it is bound in any case obligating Spice or any Subsidiary of Spice to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Spice or of any Subsidiary of Spice, or obligating Spice or any Subsidiary of Spice to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the SM Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Spice is a party or by which it is bound relating to the voting of any shares of the capital stock of Spice that will limit in any way the solicitation of proxies by or on behalf of Spice from, or the casting of votes by, the stockholders of Spice with respect to the Spice Merger. There are no restrictions on Spice to vote the stock of any of its Subsidiaries.

                 (c)     Authority; No Violations; Consents and Approvals.

                         (i) The Board of Directors of Spice has approved the Spice Merger and this Agreement, and declared the Spice Merger and this Agreement to be in the best interests of the stockholders of Spice. The directors of Spice have advised Spice and MXP that they intend to vote or cause to be voted all of the shares of Spice Common Stock beneficially owned by them and their affiliates in favor of approval of the Spice Merger and this

        Agreement. Spice has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Spice Merger, to approval of this Agreement and the Spice Merger by the stockholders of Spice in accordance with the DGCL and the Restated Certificate of Incorporation and Restated Bylaws of Spice, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Spice, subject, with respect to consummation of the Spice Merger, to approval of this Agreement and the Spice Merger by the stockholders of Spice in accordance with the DGCL and the Restated Certificate of Incorporation and Restated Bylaws of Spice. This Agreement has been duly executed and delivered by Spice and, subject, with respect to consummation of the Spice Merger, to approval of this Agreement and the Spice Merger by the stockholders of Spice in accordance with the DGCL and the Restated Certificate of Incorporation and Restated Bylaws of Spice, and assuming this Agreement constitutes the valid and binding obligation of MXP, Reincorporation Sub and Merger Sub, constitutes a valid and binding obligation of Spice enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                         (ii) Except as set forth on Schedule 3.1(c) of the Spice Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Spice or any of its Subsidiaries under, or otherwise result in a material detriment to Spice or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation or Restated Bylaws of Spice or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Spice or any of its Subsidiaries, (iii) any joint venture or other ownership arrangement or
        (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the Spice Merger and this Agreement by the stockholders of Spice has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Spice or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on Spice, materially impair the ability of Spice to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                                  (iii)   No consent, approval, order or
                 authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Spice or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Spice or the consummation by Spice of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Spice, except for: (A) the filing of a premerger notification report by Spice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of (x) a proxy statement in preliminary and definitive form relating to the meetings of the stockholders of Spice and of MXP to be held in connection with the Mergers (the "Joint Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger for the Spice Merger with the Delaware Secretary of State; (D) filings with, and approval of, the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; and (G) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Spice, materially impair the ability of Spice to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                 (d) SEC Documents. Spice has made available to MXP a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Spice with the SEC since December 31, 1995 and prior to or on the date of this Agreement (the "Spice SEC Documents"), which are all the documents (other than preliminary material) that Spice was required to file with the SEC between December 31, 1995 and the date of this Agreement. As of their respective dates, the Spice SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Spice SEC Documents, and none of the Spice SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Spice included in the Spice SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of Spice and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Spice and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the Spice SEC Documents, there are no agreements, arrangements or understandings between Spice and any party who is at the date of this Agreement or was at any time prior to the date hereof but after December 31, 1995 an Affiliate (as defined in Section 4.1(k)) of Spice that are required to be disclosed in the Spice SEC Documents.

                 (e) Information Supplied. None of the information supplied or to be supplied by Spice for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Reincorporation Sub in connection with the issuance of shares of New Common Stock and New Series A Preferred Stock, if any, in the Mergers (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the SM Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Spice and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of Spice and at the date mailed to stockholders of MXP or at the time of the meeting of such stockholders to be held in connection with the Mergers or at the SM Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the SM Effective Time any event with respect to Spice or any of its Subsidiaries, or with respect to other information supplied by Spice for inclusion in the Joint Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Spice. The Joint Proxy Statement, insofar as it relates to Spice or its Subsidiaries or other information supplied by Spice for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                 (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the Spice SEC Documents, or except as contemplated by this Agreement, since December 31, 1996, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Spice's or Spice Capital LLC's capital stock, other than the declaration and payment of (x) regular cash dividends with respect to Spice's first and third fiscal quarters not in excess of $.05 per share of Spice Common Stock, with usual record and payment dates, and (y) regular monthly cash dividends on the MIPS paid in accordance with their terms; (ii) any amendment of any material term of any outstanding equity security of Spice or any Significant Subsidiary of Spice; (iii) any repurchase, redemption or other acquisition by Spice or any Subsidiary of Spice of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Spice or any Subsidiary of Spice, except as contemplated by the Spice Stock Plans or no more than 100,000 additional shares of Spice Common Stock; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by Spice or any Significant Subsidiary of Spice; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that is reasonably likely to have a Material Adverse Effect on Spice, except for general economic changes and changes that may affect the industries of Spice or any of its Subsidiaries generally.

                 (g) No Undisclosed Material Liabilities. Except as disclosed in the Spice SEC Documents, as of the date hereof, there are no liabilities of Spice or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on Spice, other than: (i) liabilities adequately provided for on the balance sheet of Spice dated as of December 31, 1996 (including the notes thereto) contained in Spice's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 1996; and (iii) liabilities under this Agreement.

                 (h) No Default. Neither Spice nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Restated Certificate of Incorporation or Restated Bylaws of Spice or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Spice or any of its Subsidiaries is now a party or by which Spice or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Spice or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on Spice.

                 (i) Compliance with Applicable Laws. Spice and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Spice Permits"), except where the failure so to hold would not have a Material Adverse Effect on Spice. Spice and its Subsidiaries are in compliance with the terms of the Spice Permits, except where the failure so to comply would not have a Material Adverse Effect on Spice. Except as disclosed in the Spice SEC Documents, the businesses of Spice and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Spice. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Spice or any of its Subsidiaries is pending and of which Spice has knowledge or, to the knowledge (as hereinafter defined) of Spice as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on Spice. For purposes of this Agreement "knowledge" means the actual knowledge of the officers, directors or senior managers of MXP or Spice, as the case may be, after reasonable inquiry.

                 (j) Litigation. Except as disclosed in the Spice SEC Documents or Schedule 3.1(j) of the Spice Disclosure Schedule, as of the date of this Agreement there is no suit, action or proceeding pending, or, to the knowledge of Spice, threatened against or affecting Spice or any Subsidiary of Spice ("Spice Litigation"), and Spice and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Spice Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on Spice, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Spice or any Subsidiary of Spice ("Spice Order") that is reasonably likely to have a Material Adverse Effect on Spice or its ability to consummate the transactions contemplated by this Agreement. Schedule 3.1(j) of the Spice Disclosure Schedule contains an accurate and complete list of all suits, actions and proceedings pending or, to the knowledge of Spice, threatened against or affecting Spice or any of its Subsidiaries as of the date hereof.

                 (k) Taxes. Except as set forth on Schedule 3.1(k) of the Spice Disclosure Schedule:

                         (i) Each of Spice, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which Spice or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns (as hereinafter defined), and all other material Tax Returns, required to be filed or sent by or with respect to it, (B) duly paid or deposited on a timely basis all Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Spice's most recent audited financial statements) for which Spice or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of Spice and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, stockholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                         (ii) Schedule 3.1(k) of the Spice Disclosure Schedule sets forth (A) the last taxable period through which the federal income Tax Returns of Spice and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or for which the statute of limitations for assessment has otherwise closed and (B) any affiliated, consolidated, combined, unitary or similar group or Tax Return in which Spice or any of its Subsidiaries is or has been a member or joins or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in Spice's most recent audited financial statements. Except as disclosed in or adequately provided for in the Spice SEC Documents or disclosed in Schedule 3.1(k) of the Spice Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or to the knowledge of Spice, threatened, with regard to any Taxes for which Spice or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against Spice or any of its Subsidiaries by any taxing authority with respect to any period.

                         (iii) Neither Spice nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which Spice or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for Spice or any of its Subsidiaries for any taxable period ending after the Closing Date.

                         (iv) Except as set forth in the Spice SEC Documents and in the severance agreements with each officer of Spice (true and complete copies of which have been delivered to MXP by Spice), neither Spice nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under Section 162(m) of the Code.

                         (v) Except as set forth in the Spice SEC Documents, neither Spice nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

                         (vi) There are no requests for rulings or outstanding subpoenas from any taxing authority for information with respect to Taxes of Spice or any of its Subsidiaries and, to the knowledge of Spice, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by Spice or any of its Subsidiaries have been proposed in written form.

                         (vii) Neither Spice nor any of its Subsidiaries has agreed to make any adjustment pursuant to section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Spice or any of its Subsidiaries, and neither Spice nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of Spice or any of its Subsidiaries. To the knowledge of Spice, neither the IRS nor any other taxing authority has proposed in writing, and neither Spice nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

                         (viii) There are no material excess loss accounts or deferred intercompany transactions between Spice and/or any of its Subsidiaries within the meaning of Treas. Reg. Section 1.1502-13 or 1.1502-19, respectively.

                 For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable), payroll, employment, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, (ii) any liability of Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated or consolidated group, or arrangement whereby liability of Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) for payment of such amounts was determined or taken into account with reference to the liability of any other person for any period and (iii) liability of Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

                 "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed by or with respect to Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) in respect of any Taxes, including, without limitation, (i) any consolidated Federal Income Tax return in which Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) is included and
(ii) any state, local or foreign Income Tax returns filed on a consolidated, combined or unitary basis (for purposes of determining tax liability) in which Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) is included.

                 (l) Pension and Benefit Plans; ERISA. Except as set forth on Schedule 3.1(l) of the Spice Disclosure Schedule or in the Spice SEC
Documents:

                         (i) All "employee pension benefit plans," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Spice or any of its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Spice under Section 414(b), (c), (m) or (o) of the Code ("Spice ERISA Affiliate") or to which Spice or any of its Subsidiaries or any Spice ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the SM Effective Time (the "Spice Pension Plans") intended to qualify under Section 401 of the Code so qualify and the trusts maintained pursuant thereto have been determined by the IRS to be exempt from federal income taxation under Section 501 of the Code and, to the knowledge of Spice as of the date hereof, nothing has occurred with respect to the operation of the Spice Pension Plans that could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

                         (ii) There has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Spice Pension Plans subject to Title IV of ERISA that would require the giving of notice or any material event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

                         (iii) As to the Spice Pension Plans subject to Title IV of ERISA, there has been no event or condition which presents the material risk of termination, no notice of intent to terminate has been given under Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate, such that would result in a material liability to Spice, its Subsidiaries, or Spice ERISA Affiliates; no material liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred; no material accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred; and the assets of each Spice Pension Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Spice Pension Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                         (iv) There is no material violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding all the "employee benefit plans," as defined in Section 3(3) of the ERISA and all other material employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Spice or any of its Subsidiaries or to which Spice or any of its Subsidiaries contributed or is obligated to contribute thereunder (all such plans, other than the Spice Pension Plans, being hereinafter referred to as the "Spice Employee Benefit Plans") or the Spice Pension Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Spice Employee Benefit Plans or Spice Pension Plans, which violation is reasonably likely to have a Material Adverse Effect on Spice.

                         (v) The Spice Employee Benefit Plans and Spice Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, there is no material liability for breaches of fiduciary duty in connection with the Spice Employee Benefit Plans and Spice Pension Plans, and neither Spice nor any of its Subsidiaries or any "party in interest" or "disqualified person" with respect to the Spice Employee Benefit Plans and Spice Pension Plans has engaged in a material "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

                         (vi) There are no material actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Spice, threatened against, or with respect to, the Spice Employee Benefit Plans or Spice Pension Plans or their assets.

                         (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee or group of employees of Spice or any of its Subsidiaries; (B) increase any benefits otherwise payable under any Spice Employee Benefit Plan or Spice Pension Plan; or (C) result in the acceleration of the time of payment or vesting of any such benefits. Except as set forth on
        Schedule 3.1(l)(vii) of the Spice Disclosure Schedule, there are no severance agreements or employment agreements between Spice or any of its Subsidiaries and any employee of Spice or such Subsidiary. True and complete copies of all such severance agreements and employment agreements have been provided to MXP.

                         (viii) Neither Spice nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving compensation in excess of $200,000, except as are terminable upon one month's notice or less.

                         (ix) Neither Spice nor any of its Subsidiaries nor any Spice ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the SM Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

                         (x) No stock or other security issued by Spice or any of its Subsidiaries forms or has formed a material part of the assets of any Spice Employee Benefit Plan or Spice Pension Plan.

                         (xi) Concerning each Spice Pension Plan that is or has been subject to the funding requirements of Title I, Subtitle B,
        Part 3 of ERISA, the funding method used in connection with such plan is, and at all times has been, acceptable under ERISA, each of the actuarial assumptions employed in connection with determining the funding of each such plan is, and at all times has been, reasonable and satisfies the requirements of Section 412(c)(3) of the Code and Section 302(c)(3) of ERISA, and Schedule 3.1(l)(xi) of the Spice Disclosure Schedule sets forth as of December 31, 1996, (A) the actuarially determined present value of all benefit liabilities within the meaning of Section 4001(a)(16) of ERISA ("Benefit Liabilities") determined on an ongoing plan basis, employing in making such determination the same actuarial assumptions as were used in determining plan fundings for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption shall be changed to a reasonable assumption, (B) the actuarially determined present value of all Benefit Liabilities under each such Spice Pension Plan employing in such determination the same actuarial assumptions, except turnover assumptions, as were used in determining plan funding for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption shall be changed to a reasonable assumption, (C) the fair market value of the assets held to fund each such Spice Pension Plan, (D) the funding method used in connection with each such Spice Pension Plan, (E) identification of the amount and related plan with respect to which there is or has been any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA, (F) the estimated amount of, together with calculations showing how such amounts were determined, any premiums due to the PBGC for the most recently completed and following five years, (G) a demonstration showing how any minimum or maximum contributions, including any contributions required by reason of a liquidity shortfall within the meaning of Section 412(m)(5) of the Code or Section 302(e)(5) of ERISA, to any such plans were arrived at for the most recently completed year, together with an estimate for the following five years based upon present law and actuarial assumptions and methodologies, except where such assumptions or methodologies are required by law to be changed with respect to a particular year, and (H) the date of any change of any assumptions used to determine current liability of any such plan, together with a demonstration that such change either (x) received appropriate approvals under Section 412(c)(5) of the Code and Section 302(c)(5) of ERISA or (y) that such approval was not necessary by law; Schedule 3.1(l)(xi) of the Spice Disclosure Schedule sets forth a reasonable good faith estimate of material changes between December 31, 1996 and the date hereof in the value of benefits or plan assets described in the preceding clause (A), (B) or (C); Schedule 3.1(l)(xi) of the Spice Disclosure Schedule sets forth the information described in Clauses
        (A), (B), (C), (D), (F), (G) and (H) as of December 31, 1996, including a separate statement of liabilities attributable to unpredictable contingent event benefits within the meaning of Section 412(l)(7)(B)(ii) of the Code and Section 302(d)(7)(B)(ii) of ERISA; the sum of the amount of unfunded Benefit Liabilities under all Spice Pension Plans (excluding each such plan with an amount of unfunded Benefit Liabilities of zero or less) is not more than $5,000,000; all contributions required to be made by Section 515 of ERISA by the Company or any affiliate to Spice Pension Plans have been timely made; with respect to any such Spice Pension Plan and concerning each Spice Pension Plan which is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in Schedule 3.1(l)(xi) of the Spice Disclosure Schedule (A) the amount of any Spice liability for contributions due or to become due with respect to each such Spice Pension Plan for periods up to the date hereof, and the date any such amounts were paid and (B) the amount of any contribution accrued or paid or expected to be accrued or paid with respect to such Spice Pension Plan for the plan year in which the Closing Date occurs; with respect to any such Spice Pension Plan, no such plan has been terminated or subject to a "spin-off" or "spin-off termination" or partial termination and no assets of any such plan have been used or employed in a manner so as to subject them to an excise tax imposed under Section 4980 of the Code; each such Spice Pension Plan permits termination thereof, and distribution of any assets in excess of those required to pay Benefit Liabilities may be distributed to or for the benefit of Spice or its Affiliates and Section 4044(d) of ERISA would not prevent such reversion; with respect to any such Spice Pension Plan, any reduction in benefits was preceded by an adequate and appropriate notice to the parties described in and as required by
        Section 204(h) of ERISA; there are no former employees or participants who are entitled to earn additional pension benefits by reason of "grow in" or other rights with respect to service or time periods after such employees have been terminated from employment with Seller.

                         (xii) None of Spice nor any of its Affiliates has incurred, by reason of the transaction contemplated by this Agreement, or will incur, any liability under Section

        4062(e) of ERISA. Neither Spice nor any of its Affiliates is a participant in any plan to which Sections 4063 or 4064 of ERISA apply.

                         (xiii) Neither Spice nor any of its Affiliates has engaged in any transaction described under Section 4069 of ERISA nor can any lien be imposed on any of Spice, its Affiliates or any of their respective assets under Section 4068 of ERISA.

                         (xiv) PBGC and Other Liabilities. Spice and its Affiliates have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the PBGC with respect to each Spice Pension Plan and each separate plan year for which any premiums are required. Except as set forth in Schedule 3.1(l)(xiv) of the Spice Disclosure Schedule, and except for transactions required by this Agreement, from the period commencing January 1, 1990 through the Closing Date there has been no "reportable event" (within the meaning of Section 4043(b) or (c) of ERISA and regulations promulgated by the PBGC thereunder, Section 4062(e) of ERISA or Section 4063(a) of ERISA) with respect to any Spice Pension Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulations, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by Spice or any Affiliate on account of any Spice Pension Plan subject to Title IV of ERISA. From the period commencing January 1, 1990 through the Closing Date, no filing has been or will be made by Spice or any Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any Spice Pension Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by Spice or any Affiliate. Concerning both Spice and any Affiliate (A) there has been no cessation of operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) there has been no withdrawal of a substantial employer from any Spice Pension Plan so as to become subject to the provisions of Section 4063 of ERISA, (C) there has been no cessation of contributions on or before the Closing Date to any Spice Pension Plan subject to Section 4064(a) of ERISA to which Spice or any Affiliate has made contributions during the five calendar years prior to the Closing Date, (D) there has been no complete or partial withdrawal from a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) so as to incur any material withdrawal liability as defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), (E) no employee pension benefit plan which is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) which Spice or any Affiliate maintains or contributes to is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA), (F) there is not now, nor can there ever be, any liability under Section 4064 of ERISA to any of MXP, RM Surviving Corporation or Spice by reason of participation in any Spice Pension Plan by Spice or any Affiliate on or prior to the Closing Date, (G) there has been no amendment to any Spice Pension Plan that would require the furnishing of security under
        Section 401(a)(29) of the Code and (H) there has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any Spice Pension Plan, the PBGC or any other person or entity under Title IV of ERISA against Spice or any Spice Affiliate or MXP or RM

        Surviving Corporation. Neither Spice nor any of its Affiliates has any liability to any employee benefit plan for contributions under Section 412(m) of the Code or Section 302(e) of ERISA, nor has any lien been imposed under Section 412(n) of the Code or Section 302(f) of ERISA nor is there any liability for excise taxes imposed under Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any employee benefit plan have been set forth in Schedule 3.1(l)(xiv) of the Spice Disclosure Schedule; any notices to the PBGC under Section 412(n) of the Code or
        Section 302(f) of ERISA have heretofore been delivered to MXP; and copies of any notices required to be given to participants under either
        Section 101(d) or Section 4011 of ERISA have previously been delivered to MXP. Except as described in Schedule 3.1(l)(xiv) of the Spice Disclosure Schedule, the PBGC has not communicated with Spice, its Affiliates or any of its agents or representatives concerning the transactions contemplated by the Agreement, nor any other transactions implemented or contemplated by Spice or any of its Affiliates within the preceding five calendar years.

                         (xv) Excess Assets or Benefits. Since January 1, 1990, Spice has not taken any action to vest any overfunded benefits in any employee benefit plan in any of the participants thereunder. Upon the termination of any Spice Pension Plans, any excess assets (defined as the excess of plan assets over the amounts required to fund all liabilities of the plan) will be distributed to or for the benefit of the sponsor of the plan.

                         (xvi) Health Care Continuation Coverage. Spice and its Affiliates have materially complied with the requirements of
        Section 4980B of the Code and Sections 601-608 of ERISA regarding continuation of health care coverage notices and provision of appropriate health care coverage under the Spice Employee Benefit Plans.

                         (xvii) No Contribution to Multiemployer Plan. From and after the Closing Date, neither Spice nor MXP nor RM Surviving Corporation will be liable for contributions to any Spice Pension Plan that is a multiemployer plan within the meaning of either Section 3(37) or Section 4001(a)(3) of ERISA except to the extent that Spice or MXP or RM Surviving Corporation subsequently affirmatively determines to undertake such contribution obligations.

                         (xviii) WARN Notices. Any notice under the Workers Adjustment Retirement Act that has been required with respect to Spice employees or former employees or will be required by the transactions contemplated by this Agreement has been, or will be, as the case may be, properly and timely given by Spice.

                         (xix) Certain Pension Deductions. RM Surviving Corporation will be entitled to deduct on its Tax Returns for periods commencing on or after the Closing Date any contributions to a Spice Pension Plan or Spice Employee Benefit Plan made by Spice on or before the Closing Date.

                         (xx) Worker's Compensation. Spice and its Affiliates have maintained worker's compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to MXP on Schedule 3.1(l)(xx) of the Spice Disclosure Schedule.

                         (xxi) Section 162(m) Deduction Limitations. No amount has been paid by Spice or any of its Affiliates, and no amount is expected to be paid by the Spice or any of its Affiliates, which would be subject to the provisions of 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

                 (m) Labor Matters. Except as set forth on Schedule 3.1(m) of the Spice Disclosure Schedule or in the Spice SEC Documents:

                         (i) neither Spice nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of Spice or any of its Subsidiaries, nor does Spice or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

                         (ii) as of the date hereof, there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against Spice or any of its Subsidiaries pending, or, to the knowledge or Spice or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Spice;

                         (iii) as of the date hereof, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Spice or any of its Subsidiaries pending, or, to the knowledge of Spice or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Spice;

                         (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of Spice or any of its Subsidiaries, threatened, against or involving Spice or any of its Subsidiaries that has, or is reasonably likely to have, a Material Adverse Effect on Spice;

                         (v) Spice and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and is not reasonably likely to have, a Material Adverse Effect on Spice; and

                         (vi)     as of the date hereof, there is no
        proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Spice or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of Spice or any of its Subsidiaries is or may be entitled to claim indemnification from Spice or any of its Subsidiaries pursuant to the Restated Certificate of Incorporation or Restated Bylaws of Spice or any provision of the comparable charter or organizational documents of any of its Subsidiaries, as provided in any indemnification agreement to which Spice or any Subsidiary of Spice is a party or pursuant to applicable law that has, or is reasonably likely to have, a Material Adverse Effect on Spice.

                 (n) Intangible Property. Spice and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Spice and its Subsidiaries (collectively, the "Spice Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on Spice. All of the Spice Intangible Property is owned or licensed by Spice or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on Spice, and neither Spice nor any such Subsidiary has forfeited or otherwise relinquished any Spice Intangible Property which forfeiture would result in a Material Adverse Effect on Spice. To the knowledge of Spice, the use of the Spice Intangible Property by Spice or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither Spice nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Spice Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Spice Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on Spice.

                 (o)     Environmental Matters.

                 For purposes of this Agreement:

                         (A) "Environmental Laws" means all federal, state and local laws (including common laws), rules, regulations, ordinances, orders, decrees of any Governmental Entity, whether now in existence or hereafter enacted and in effect at the time of Closing, relating to pollution or the protection of human health, safety or the environment of any jurisdiction in which the applicable party hereto owns or operates assets or conducts business or owned or operated assets or conducted business (whether or not through a predecessor entity) (including, without limitation, ambient air, surface water, groundwater, land surface, subsurface strata, natural resources or wildlife), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of solid waste or Hazardous Materials, and any similar laws, rules, regulations, ordinances, orders and decrees of any foreign jurisdiction in which the applicable party hereto owns or operates assets or conducts business;

                         (B) "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials (including naturally occurring radioactive materials), asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Spice or any of its Subsidiaries operates (for purposes of Section 3.1(o)) or in which MXP or any of its Subsidiaries operates (for purposes of Section 3.2(n)).

                         (C) "Release" means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

                         (D) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under any Environmental Law, or voluntarily undertaken to (I) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

                 Except as disclosed on Schedule 3.1(o) of the Spice Disclosure
Schedule:

                                  (i)     The operations of Spice and its
        Subsidiaries have been conducted, are and, as of the Closing Date, will be, in compliance with all Environmental

        Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Spice;

                                  (ii)    Spice and its Subsidiaries have
        obtained and will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which would not reasonably be expected to lead to a Material Adverse Effect on Spice;

                                  (iii)   Spice and its Subsidiaries are not
        subject to any outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which would not reasonably be expected to have a Material Adverse Effect on Spice;

                                  (iv)    Spice and its Subsidiaries have not
        received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on Spice;

                                  (v)     Neither Spice nor any of its
        Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials that would reasonably be expected to lead to a Material Adverse Effect on Spice;

                                  (vi)    The operations of Spice or its
        Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any applicable state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Spice; and

                                  (vii)   To the knowledge of Spice, there is
        not now on or in any property of Spice or its Subsidiaries or any property for which Spice or its Subsidiaries is potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material, any of which ((A) or (B) preceding) could reasonably be expected to have a Material Adverse Effect on Spice.

                 (p) Insurance. Schedule 3.1(p) of the Spice Disclosure Schedule sets forth an insurance schedule of Spice's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Spice maintains insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of Spice and each of its Subsidiaries (taking into account the cost and availability of such insurance).

                 (q) Opinion of Financial Advisor. The Board of Directors of Spice has received the opinion of Goldman, Sachs & Co. addressed to such Board (a copy of which has been provided to MXP for information purposes only) to the effect that, as of the date hereof, the Spice Conversion Number fixing the shares of New Common Stock to be received by the holders of Spice Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. MXP acknowledges and agrees that it may not, and is not entitled to, rely on the opinion of Goldman, Sachs & Co. delivered to the Spice Board of Directors.

                 (r) Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Spice Common Stock is the only vote of the holders of any class or series of Spice capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                 (s) Beneficial Ownership of MXP Common Stock. As of the date hereof, neither Spice nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding MXP Common Stock, MXP Series A Preferred Stock or any of MXP's outstanding debt securities.

                 (t) Brokers. Except for the fees and expenses payable to Goldman, Sachs & Co., which fees are reflected in its engagement letter with Spice (a copy of which has been delivered to MXP), no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Spice.

                 (u) Tax Matters. The representations set forth in the form of Officer's Certificate of Spice included as Schedule 3.1(u) of the Spice Disclosure Schedule are true and correct, assuming for purposes of this representation and warranty that the Merger had been consummated on the date and in accordance with the terms hereof.

                 (v)     Amendment to Spice Rights Agreement.

                         (i) The Board of Directors of Spice has taken, or will take, all necessary action to amend the Rights Agreement of Spice dated as of February 19, 1991, as amended by a First Amendment to Rights Agreement dated as of March 18, 1994 (as so amended, the "Spice Rights Agreement") so that none of the execution and delivery of this Agreement, the conversion of shares of Spice Common Stock into the right to receive MXP Common Stock in accordance with Article II of this Agreement, and the consummation of the Mergers or any other transaction contemplated hereby will cause (i) the Rights issued pursuant to the Spice Rights Agreement (the "Spice Rights") to become exercisable under the Spice Rights Agreement, (ii) Reincorporation Sub, MXP or any of their respective Subsidiaries to be deemed an "Acquiring Person" (as defined in the Spice Rights Agreement), (iii) any such event to be deemed a "Triggering Event" (as defined in the Spice Rights Agreement) or (iv) the "Stock Acquisition Date" (as defined in the Spice Rights Agreement) to occur upon any such event.

                         (ii) The Board of Directors of Spice has taken, or will take, all necessary action to amend the Spice Rights Agreement so that Section 13 thereof will not apply to the Mergers.

                         (iii) As of the date of this Agreement, the Spice Rights have not separated from the Spice Common Stock and no distribution of Rights Certificates (as defined in the Spice Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

        3.2      Representations and Warranties of MXP, Reincorporation Sub and
Merger Sub.   MXP, Reincorporation Sub and Merger Sub jointly and severally represent and warrant to Spice as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by MXP to Spice on or prior to the date of this Agreement (the "MXP Disclosure Schedule") and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific Section or Schedule reference or lack thereof):

                 (a) Organization, Standing and Power. Each of MXP, Reincorporation Sub, Merger Sub and MXP's Significant Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on MXP. All Significant Subsidiaries of MXP and their respective jurisdictions of incorporation or organization are identified on Schedule 3.2(a) of the MXP Disclosure Schedule. MXP has heretofore delivered to Spice complete and correct copies of its Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date.

                 (b) Capital Structure. As of the date hereof, the authorized capital stock of MXP consists of 600,000,000 shares of MXP Common Stock and 500,000,000 shares of preferred stock, par value $.01 per share, of MXP ("MXP Preferred Stock"). At the close of business on December 31, 1996 (i) 64,279,568 shares of MXP Common Stock were issued and outstanding; (ii) 3,000,000 and 9,000,000 shares of MXP Common Stock were reserved for issuance pursuant to MXP's 1991 Stock Option Plan and 1996 Incentive Plan (collectively, the "MXP Stock Plans"), respectively; (iii) 6,079,350 shares of MXP Common Stock were subject to issuance under outstanding options under the MXP Stock Plans; (iv) no shares of MXP Common Stock were held by MXP in its treasury or by its wholly owned Subsidiaries; (v) of the authorized shares of MXP

        Preferred Stock, 140,000,000 were designated as MXP Series A Preferred Stock and 140,000,000 were designated as MXP Series B Preferred Stock, and 60,443,259 and 61,200,427 shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock, respectively, were issued and outstanding; (vi) the shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock are convertible into shares of MXP Common Stock at the option of the holder thereof on a one-for-one basis and shares of MXP Series B Preferred Stock are convertible into shares of MXP Series A Preferred Stock at the option of the holder thereof on a one-for-one basis; (vii) of the authorized shares of MXP Preferred Stock, 1,000,000 shares were designated Series A Junior Participating Preferred Stock, no shares of which were issued and outstanding; and
        (viii) no Voting Debt was issued and outstanding. All outstanding shares of MXP capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.2(b) of the MXP Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of MXP are owned by MXP or a direct or indirect wholly owned Subsidiary of MXP, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.2(b) or on
        Schedule 3.2(b) of the MXP Disclosure Schedule, and except for changes since December 31, 1996 resulting from the grant or exercise of stock options granted prior to the date hereof pursuant to, or from issuances or purchases under, MXP Stock Plans, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of MXP; (ii) no securities of MXP (other than the MXP Series A Preferred Stock and MXP Series B Preferred Stock) or any Subsidiary of MXP convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of MXP or any Subsidiary of MXP; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which MXP or any Subsidiary of MXP is a party or by which it is bound in any case obligating MXP or any Subsidiary of MXP to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of MXP or of any Subsidiary of MXP or obligating MXP or any Subsidiary of MXP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as contemplated by this Agreement, there are not as of the date hereof and there will not be at the RM Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which MXP is a party or by which it is bound relating to the voting of any shares of the capital stock of MXP that will limit in any way the solicitation of proxies by or on behalf of MXP from, or the casting of votes by, the stockholders of MXP with respect to the Reincorporation Merger. There are no restrictions on MXP to vote the stock of any of its Subsidiaries. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are validly issued, fully paid and nonassessable and are owned by MXP and the balance of which are not issued or outstanding. As of the date hereof, the authorized capital stock of Reincorporation Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are validly issued, fully paid and nonassessable and are owned by MXP and the balance of which are not issued or outstanding. When issued in accordance with this Agreement upon exercise of the Spice Stock Options (as defined in Section 5.10) and the MXP Stock Options (as defined in Section 5.10), in each case to be assumed pursuant to the Mergers, the shares of New Common Stock and New Series A Preferred Stock, if any, issued thereunder will be validly issued, fully paid and nonassessable and not subject to preemptive rights. MXP will seek stockholder approval of the 1996 Incentive Plan at its stockholder meeting referred to in Section 5.5 and pursuant to the Joint Proxy Statement.

                 (c)     Authority; No Violations, Consents and Approvals.

                         (i)      The Boards of Directors of MXP,
        Reincorporation Sub and Merger Sub have approved the Mergers and this Agreement, and declared the Mergers and this Agreement to be in the best interests of the stockholders of MXP, Reincorporation Sub and Merger Sub, respectively. The directors of MXP have advised Spice and MXP that they intend to vote or cause to be voted all of the shares of MXP Common Stock beneficially owned by them and their affiliates in favor of approval of the Reincorporation Merger and this Agreement. Each of MXP, Reincorporation Sub and Merger Sub has all requisite corporate power and authority to enter into this Agreement, subject with respect to consummation of the Mergers, to approval of this Agreement and the MXP Merger by the stockholders of MXP in accordance with the TBCA and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of MXP, and to consummate the transactions contemplated hereby (and subject to the amendment and restatement of the Certificate of Incorporation of Reincorporation Sub as contemplated by Section 5.20 to provide sufficient authorized capital to effect the Mergers). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MXP, Reincorporation Sub and Merger Sub, subject, with respect to the consummation of the Mergers, to approval of this Agreement and the Reincorporation Merger by the stockholders of MXP in accordance with the TBCA and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of MXP (and subject to the amendment and restatement of the Certificate of Incorporation of Reincorporation Sub as contemplated by Section 5.20 to provide sufficient authorized capital to effect the Mergers). This Agreement has been duly executed and delivered by MXP, Reincorporation Sub and Merger Sub, subject with respect to consummation of the Mergers, to approval of this Agreement and the MXP Merger by the stockholders of MXP in accordance with the TBCA and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of MXP, and, assuming this Agreement constitutes the valid and binding obligation of Spice, constitutes a valid and binding obligation of each of MXP, Reincorporation Sub and Merger Sub enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                         (ii) Except as set forth on Schedule 3.2(c) of the MXP Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MXP or any of its Subsidiaries under, or otherwise result in a material detriment to MXP or any of its Subsidiaries under, any provision of (i) the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of MXP or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to MXP or any of its Subsidiaries, (iii) any joint venture or other ownership arrangement or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MXP or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on MXP, materially impair the ability of MXP to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

                         (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to MXP or any of its Subsidiaries in connection with the execution and delivery of this Agreement by MXP, Reincorporation Sub and Merger Sub or the consummation by MXP, Reincorporation Sub and Merger Sub of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on MXP, except for: (A) the filing of a premerger notification report by MXP or its ultimate parent under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Joint Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of a Certificate of Merger for each of the Spice Merger and the Reincorporation Merger with the Delaware Secretary of State and the filing of the Articles of Merger for the Reincorporation Merger with the Texas Secretary of State; (D) filings with, and approval of, the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; and (G) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on MXP, materially impair the ability of MXP to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                 (d) SEC Documents. MXP has made available to Spice a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by MXP with the SEC since December 31, 1995 and prior to or on the date of this Agreement (the "MXP SEC

Documents"), which are all the documents (other than preliminary material) that MXP was required to file with the SEC between December 31, 1995 and the date of this Agreement. As of their respective dates, the MXP SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such MXP SEC Documents, and none of the MXP SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of MXP included in the MXP SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of MXP and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of MXP and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the MXP SEC Documents, there are no agreements, arrangements or understandings between MXP and any party who is at the date of this Agreement or was at any time prior to the date hereof but after December 31, 1995 an Affiliate (as defined in Section 4.1(k)) of MXP that are required to be disclosed in the MXP SEC Documents.

                 (e) Information Supplied. None of the information supplied or to be supplied by MXP, Reincorporation Sub or Merger Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the RM Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by MXP, Reincorporation Sub or Merger Sub and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of Spice or MXP, as the case may be, or at the time of the meeting of such stockholders to be held in connection with the Mergers or at the RM Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the RM Effective Time any event with respect to MXP or any of its Subsidiaries, or with respect to other information supplied by MXP, Reincorporation Sub or Merger Sub for inclusion in the Joint Proxy Statement or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Joint Proxy Statement, insofar as it relates to MXP, Reincorporation Sub or Merger Sub or other Subsidiaries of MXP or other information supplied by MXP, Reincorporation Sub or Merger Sub for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                 (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the MXP SEC Documents, or except as contemplated by this

Agreement, since December 31, 1996 there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of MXP's capital stock, other than the declaration and payment of regular quarterly pay-in-kind dividends at the required annual 8% rate per share on the MXP Series A Preferred Stock and MXP Series B Preferred Stock, with usual record and payment dates for such dividends; (ii) any amendment of any material term of any outstanding equity security of MXP or any Significant Subsidiary of MXP; (iii) any repurchase, redemption or other acquisition by MXP or any Subsidiary of MXP of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, MXP or any Subsidiary of MXP, except as contemplated by the MXP Stock Plans; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by MXP or any Significant Subsidiary of MXP; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that is reasonably likely to have a Material Adverse Effect on MXP, except for general economic changes and changes that may affect the industries of MXP or any of its Subsidiaries generally.

                 (g) No Undisclosed Material Liabilities. Except as set forth in the MXP SEC Documents, as of the date hereof, there are no liabilities of MXP or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on MXP, other than: (i) liabilities adequately provided for on the balance sheet of MXP dated as of December 31, 1996 (including the notes thereto) contained in MXP's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 1996; and (iii) liabilities under this Agreement.

                 (h) No Default. Neither MXP nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of MXP or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which MXP or any of its Subsidiaries is now a party or by which MXP or any of its Subsidiaries or any of their respective properties or assets is bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby) or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to MXP or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on MXP.

                 (i) Compliance with Applicable Laws. MXP and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "MXP Permits"), except where the failure so to hold would not have a Material Adverse Effect on MXP. MXP and its Subsidiaries are in compliance with the terms of the MXP Permits, except where the failure so to comply would not have a Material Adverse Effect on MXP. Except as disclosed in the MXP SEC Documents, the businesses of MXP and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on MXP. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to MXP or any of its Subsidiaries is pending and of which MXP has knowledge or, to the knowledge of MXP as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on MXP.

                 (j) Litigation. Except as disclosed in the MXP SEC Documents or Schedule 3.2(j) of the MXP Disclosure Schedule, as of the date of this Agreement there is no suit, action or proceeding pending, or, to the knowledge of MXP, threatened against or affecting MXP or any Subsidiary of MXP ("MXP Litigation"), and MXP and its Subsidiaries have no knowledge of any facts that are likely to give rise to any MXP Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on MXP, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against MXP or any Subsidiary of MXP ("MXP Order") that is reasonably likely to have a Material Adverse Effect on MXP or its ability to consummate the transactions contemplated by this Agreement. Schedule 3.2(j) of the MXP Disclosure Schedule contains an accurate and complete list of all suits, actions and proceedings pending or, to the knowledge of MXP, threatened against or affecting MXP or any of its Subsidiaries as of the date hereof.

                 (k) Taxes. Except as set forth on Schedule 3.2(k) of the MXP Disclosure Schedule:

                         (i) Each of MXP, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which MXP or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns, and all other material Tax Returns required to be filed or sent by or with respect to it, (B) duly paid or deposited on a timely basis all Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in MXP's most recent audited financial statements) for which MXP or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of MXP and its Subsidiaries through the date hereof, and
        (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, shareholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                         (ii) Schedule 3.2(k) of the MXP Disclosure Schedule sets forth (A) the last taxable period through which the federal income Tax Returns of MXP and any of its Subsidiaries have been examined by the IRS or for which the statute of limitations for assessment has otherwise closed and (B) any affiliated, consolidated, combined, unitary or similar group or Return in which MXP or any of its Subsidiaries is or has been a member or joins or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in MXP's most recent audited financial statements. Except as disclosed in or adequately provided for in the MXP SEC Documents or disclosed in Schedule 3.2(k) of the MXP Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or to the knowledge of MXP, threatened, with regard to any Taxes for which MXP or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against MXP or any of its Subsidiaries by any taxing authority with respect to any period.

                         (iii) Neither MXP nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which MXP or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for MXP or any of its Subsidiaries for any taxable period and after the Closing Date.

                         (iv) Except as set forth in the MXP SEC Documents, neither MXP nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under
        Section 162(m) of the Code.

                         (v) Except as set forth in the MXP SEC Documents, neither MXP nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

                         (vi) There are no requests for rulings or outstanding subpoenas from any taxing authority for information with respect to Taxes of MXP or any of its Subsidiaries and, to the knowledge of MXP, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by MXP or any of its Subsidiaries have been proposed in written form.

                         (vii) Neither MXP nor any of its Subsidiaries has agreed to make any adjustment pursuant to section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of MXP or any of its Subsidiaries, and neither MXP nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of MXP or any of its Subsidiaries. To the knowledge of MXP, neither the IRS nor any other taxing authority has proposed in writing, and neither MXP nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

                         (viii) There are no material excess loss accounts or deferred intercompany transactions between MXP and/or any of its Subsidiaries within the meaning of Treas. Reg. Section 1.1502-13 or 1.1502-19, respectively.

                 (l) Pension and Benefit Plans; ERISA. Except as set forth on Schedule 3.2(l) of the MXP Disclosure Schedule or in the MXP SEC Documents:

                         (i)      All "employee pension plans," as defined in
        Section 3(2) of the ERISA, maintained by MXP or any of its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with MXP under Section 414(b), (c), (m) or (o) of the Code ("MXP ERISA Affiliate") or to which MXP or any of its Subsidiaries or any MXP ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the RM Effective Time (the "MXP Pension Plans") intended to qualify under Section 401 of the Code so qualify and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and, to the knowledge of MXP as of the date hereof, nothing has occurred with respect to the operation of the MXP Pension Plans that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty, or tax under ERISA or the Code.

                         (ii) There has been no material "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the MXP Pension Plans subject to Title IV of ERISA that would require the giving of notice or any material event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

                         (iii) As to the MXP Pension Plans subject to Title IV of ERISA, there has been no event or condition which presents the material risk of termination, no notice of intent to terminate has been given under Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate, such that would result in a material liability to MXP, its Subsidiaries, or MXP ERISA Affiliates; no material liability to the PBGC has been incurred; no material accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred; and the assets of each MXP Pension Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such MXP Pension Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                         (iv) There is no violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding the "employee benefit plans," as defined in Section 3(3) of ERISA and all other material employee compensation and benefit arrangements or payroll practices including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by MXP or any of its Subsidiaries or to which MXP or any of its Subsidiaries contributed or is obligated to contribute thereunder (all such plans, other than the MXP Pension Plans, being hereinafter referred to as the "MXP Employee Benefit Plans") or the MXP Pension Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the MXP Employee Benefit Plans or MXP Pension Plans, which violation is reasonably likely to have a Material Adverse Effect on MXP;

                         (v) The MXP Employee Benefit Plans and MXP Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, there is no material liability for breaches of fiduciary duty in connection with the MXP Employee Benefit Plans and MXP Pension Plans, and neither MXP nor any of its Subsidiaries or any "party in interest" or "disqualified person" with respect to the MXP Employee Benefit Plans and MXP Pension Plans has engaged in a material "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

                         (vi) There are no material actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of MXP, threatened against, or with respect to, the MXP Employee Benefit Plans or MXP Pension Plans or their assets.

                         (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee or group of employees of MXP or any of its Subsidiaries; (B) increase any benefits otherwise payable under any MXP Employee Benefit Plan or MXP Pension Plan; or (C) result in the acceleration of the time of payment or vesting of any such benefits. Except as set forth on Schedule 3.2(l)(vii) of the MXP Disclosure Schedule, there are no severance agreements or employment agreements between MXP or any of its Subsidiaries and any employee of MXP or such Subsidiary. True and complete copies of all such severance agreements and employment agreements have been provided to Spice.

                         (viii) Except as set forth on Schedule 3.2(l)(viii) of the MXP Disclosure Schedule, neither MXP nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving compensation in excess of $200,000, except as are terminable upon one month's notice or less.

                         (ix) Neither MXP nor any of its Subsidiaries nor any MXP ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the RM Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

                         (x) No stock or other security issued by MXP or any of its Subsidiaries forms or has formed a material part of the assets of any MXP Employee Benefit Plan or MXP Pension Plan.

                         (xi) Concerning each MXP Pension Plan that is or has been subject to the funding requirements of Title I, Subtitle B,
        Part 3 of ERISA, the funding method used in connection with such plan is, and at all times has been, acceptable under ERISA, each of the actuarial assumptions employed in connection with determining the funding of each such plan is, and at all times has been, reasonable and satisfies the requirements of Section 412(c)(3) of the Code and Section 302(c)(3) of ERISA, and Schedule 3.2(l)(xi) of the MXP Disclosure Schedule sets forth as of December 31, 1996, (A) the actuarially determined present value of all Benefit Liabilities determined on an ongoing plan basis, employing in making such determination the same actuarial assumptions as were used in determining plan fundings for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption shall be changed to a reasonable assumption, (B) the actuarially determined present value of all Benefit Liabilities under each such MXP Pension Plan employing in such determination the same actuarial assumptions, except turnover assumptions, as were used in determining plan funding for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption shall be changed to a reasonable assumption, (C) the fair market value of the assets held to fund each such MXP Pension Plan, (D) the funding method used in connection with each such MXP Pension Plan, (E) identification of the amount and related plan with respect to which there is or has been any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA, (F) the estimated amount of, together with calculations showing how such amounts were determined, any premiums due to the PBGC for the most recently completed and following five years, (G) a demonstration showing how any minimum or maximum contributions, including any contributions required by reason of a liquidity shortfall within the meaning of Section 412(m)(5) of the Code or Section 302(e)(5) of ERISA, to any such plans were arrived at for the most recently completed year, together with an estimate for the following five years based upon present law and actuarial assumptions and methodologies, except where such assumptions or methodologies are required by law to be changed with respect to a particular year, and (H) the date of any change of any assumptions used to determine current liability of any such plan, together with a demonstration that such change either (x) received appropriate approvals under Section 412(c)(5) of the Code and Section 302(c)(5) of ERISA or (y) that such approval was not necessary by law;
        Schedule 3.2(l)(xi) sets forth a reasonable good faith estimate of material changes between December 31, 1996 and the date hereof in the value of benefits or plan assets described in the preceding clause (A),
        (B) or (C); Schedule 3.2(l)(xi) of the MXP Disclosure Schedule sets forth the information described in Clauses (A), (B), (C), (D), (F),

        (G) and (H) as of December 31, 1996, including a separate statement of liabilities attributable to unpredictable contingent event benefits within the meaning of Section 412(l)(7)(B)(ii) of the Code and Section 302(d)(7)(B)(ii) of ERISA; the sum of the amount of unfunded Benefit Liabilities under all MXP Pension Plans (excluding each such plan with an amount of unfunded Benefit Liabilities of zero or less) is not more than $5,000,000; all contributions required to be made by Section 515 of ERISA by the Company or any affiliate to MXP Pension Plans have been timely made; with respect to any such MXP Pension Plan and concerning each MXP Pension Plan which is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in Schedule 3.2(l)(xi) of the MXP Disclosure Schedule (A) the amount of any MXP liability for contributions due or to become due with respect to each such MXP Pension Plan for periods up to the date hereof, and the date any such amounts were paid and (B) the amount of any contribution accrued or paid or expected to be accrued or paid with respect to such MXP Pension Plan for the plan year in which the Closing Date occurs; with respect to any such MXP Pension Plan, no such plan has been terminated or subject to a "spin-off" or "spin-off termination" or partial termination and no assets of any such plan have been used or employed in a manner so as to subject them to an excise tax imposed under Section 4980 of the Code; each such MXP Pension Plan permits termination thereof, and distribution of any assets in excess of those required to pay Benefit Liabilities may be distributed to or for the benefit of MXP or its Affiliates and Section 4044(d) of ERISA would not prevent such reversion; with respect to any such MXP Pension Plan, any reduction in benefits was preceded by an adequate and appropriate notice to the parties described in and as required by
        Section 204(h) of ERISA; there are no former employees or participants who are entitled to earn additional pension benefits by reason of "grow in" or other rights with respect to service or time periods after such employees have been terminated from employment with Seller.

                         (xii) None of MXP nor any of its Affiliates has incurred, by reason of the transaction contemplated by this Agreement, or will incur, any liability under Section 4062(e) of ERISA. Neither MXP nor any of its Affiliates is a participant in any plan to which Sections 4063 or 4064 of ERISA apply.

                         (xiii) Neither MXP nor any of its Affiliates has engaged in any transaction described under Section 4069 of ERISA nor can any lien be imposed on any of MXP, its Affiliates or any of their respective assets under Section 4068 of ERISA.

                         (xiv) PBGC and Other Liabilities. MXP and its Affiliates have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the PBGC with respect to each MXP Pension Plan and each separate plan year for which any premiums are required. Except as set forth in Schedule 3.2(l)(xiv) of the MXP Disclosure Schedule, and except for transactions required by this Agreement, from the period commencing January 1, 1990 through the Closing Date there has been no "reportable event" (within the meaning of Section 4043(b) or (c) of ERISA and regulations promulgated by the PBGC thereunder, Section 4062(e) of ERISA or Section 4063(a) of ERISA) with respect to any MXP Pension Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulations, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by MXP or any Affiliate on account of any MXP Pension Plan subject to Title IV of ERISA. From the period commencing January 1, 1990 through the Closing Date, no filing has been or will be made by MXP or any Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any MXP Pension Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by MXP or any Affiliate. Concerning both MXP and any Affiliate
        (A) there has been no cessation of operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) there has been no withdrawal of a substantial employer from any MXP Pension Plan so as to become subject to the provisions of Section 4063 of ERISA, (C) there has been no cessation of contributions on or before the Closing Date to any MXP Pension Plan subject to Section 4064(a) of ERISA to which MXP or any Affiliate has made contributions during the five calendar years prior to the Closing Date, (D) there has been no complete or partial withdrawal from a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under
        Section 4207 or 4208 of ERISA), (E) no employee pension benefit plan which is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) which MXP or any Affiliate maintains or contributes to is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA), (F) there is not now, nor can there ever be, any liability under Section 4064 of ERISA to any of MXP, RM Surviving Corporation or Spice by reason of participation in any MXP Pension Plan by MXP or any Affiliate on or prior to the Closing Date, (G) there has been no amendment to any MXP Pension Plan that would require the furnishing of security under
        Section 401(a)(29) of the Code and (H) there has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any MXP Pension Plan, the PBGC or any other person or entity under Title IV of ERISA against MXP or any MXP Affiliate or Spice or RM Surviving Corporation. Neither MXP nor any of its Affiliates has any liability to any employee benefit plan for contributions under Section 412(m) of the Code or Section 302(e) of ERISA, nor has any lien been imposed under Section 412(n) of the Code or Section 302(f) of ERISA nor is there any liability for excise taxes imposed under Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any employee benefit plan have been set forth in
        Schedule 3.2(l)(xiv) of the MXP Disclosure Schedule; any notices to the PBGC under Section 412(n) of the Code or Section 302(f) of ERISA have heretofore been delivered to MXP; and copies of any notices required to be given to participants under either Section 101(d) or Section 4011 of ERISA have previously been delivered to MXP. Except as described in
        Schedule 3.2(l)(xiv) of the MXP Disclosure Schedule, the PBGC has not communicated with MXP, its Affiliates or any of its agents or representatives concerning the transactions contemplated by the Agreement, nor any other transactions implemented or contemplated by MXP or any of its Affiliates within the preceding five calendar years.

                         (xv) Excess Assets or Benefits. Since January 1, 1990, MXP has not taken any action to vest any overfunded benefits in any employee benefit plan in any of the participants thereunder. Upon the termination of any MXP Pension Plans, any excess assets (defined as the excess of plan assets over the amounts required to fund all liabilities of the plan) will be distributed to or for the benefit of the sponsor of the plan.

                         (xvi) Health Care Continuation Coverage. MXP and its Affiliates have materially complied with the requirements of
        Section 4980B of the Code and Sections 601-608 of ERISA regarding continuation of health care coverage notices and provision of appropriate health care coverage under the MXP Employee Benefit Plans.

                         (xvii) No Contribution to Multiemployer Plan. From and after the Closing Date, neither Spice nor MXP nor RM Surviving Corporation will be liable for contributions to any MXP Pension Plan that is a multiemployer plan within the meaning of either Section 3(37) or Section 4001(a)(3) of ERISA except to the extent that Spice or MXP or RM Surviving Corporation subsequently affirmatively determines to undertake such contribution obligations.

                         (xviii) WARN Notices. Any notice under the Workers Adjustment Retirement Act that has been required with respect to MXP employees or former employees or will be required by the transactions contemplated by this Agreement has been, or will be, as the case may be, properly and timely given by MXP.

                         (xix) Certain Pension Deductions. RM Surviving Corporation will be entitled to deduct on its Tax Returns for periods commencing on or after the Closing Date any contributions to a MXP Pension Plan or MXP Employee Benefit Plan made by MXP on or before the Closing Date.

                         (xx)     Worker's Compensation.  MXP and its
        Affiliates have maintained worker's compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Spice on Schedule 3.2(l)(xx) of the MXP Disclosure Schedule.

                         (xxi) Section 162(m) Deduction Limitations. No amount has been paid by MXP or any of its Affiliates, and no amount is expected to be paid by MXP or any of its Affiliates, which would be subject to the provisions of 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

                 (m) Labor Matters. Except as set forth on Schedule 3.2(m) of the MXP Disclosure Schedule on in the MXP SEC Documents:

                         (i) neither MXP nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of MXP or any of its Subsidiaries, nor does MXP or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

                         (ii) as of the date hereof, there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against MXP or any of its Subsidiaries pending, or, to the knowledge or MXP or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on MXP;

                         (iii) as of the date hereof, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against MXP or any of its Subsidiaries pending, or, to the knowledge of MXP or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on MXP;

                         (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of MXP or any of its Subsidiaries, threatened, against or involving MXP or any of its Subsidiaries that has, or is reasonably likely to have, a Material Adverse Effect on MXP;

                         (v) MXP and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and is not reasonably likely to have, a Material Adverse Effect on MXP; and

                         (vi)     as of the date hereof, there is no
        proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of MXP or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of MXP or any of its Subsidiaries is or may be entitled to claim indemnification from MXP or any of its Subsidiaries pursuant to the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of MXP or any provision of the comparable charter or organizational documents of any of its Subsidiaries, as provided in any indemnification agreement to which MXP or any Subsidiary of MXP is a party or pursuant to applicable law that has, or is reasonably likely to have, a Material Adverse Effect on MXP.

                 (n) Intangible Property. MXP and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of MXP and its Subsidiaries (collectively, the "MXP Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on MXP. All of the MXP Intangible Property is owned or licensed by MXP or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on MXP and neither MXP nor any such Subsidiary has forfeited or otherwise relinquished any MXP Intangible Property which forfeiture would result in a Material Adverse Effect on MXP. To the knowledge of MXP, the use of the MXP Intangible Property by MXP or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither MXP nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the MXP Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the MXP Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on MXP.

                 (o)     Environmental Matters.  Except as disclosed on
Schedule 3.2(o) of the MXP Disclosure Schedule:

                         (i) The operations of MXP and its Subsidiaries have been conducted, are and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on MXP;

                         (ii) MXP and its Subsidiaries have obtained and will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which would not reasonably be expected to lead to a Material Adverse Effect on MXP;

                         (iii) MXP and its Subsidiaries are not subject to any outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws,
        (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which would not reasonably be expected to have a Material Adverse Effect on MXP;

                         (iv) MXP and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on MXP;

                         (v) Neither MXP nor any of its Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials that would reasonably be expected to lead to a Material Adverse Effect on MXP;

                         (vi) The operations of MXP or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any applicable state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on MXP; and

                         (vii) To the knowledge of MXP, there is not now on or in any property of MXP or its Subsidiaries or any property for which Spice or its Subsidiaries is potentially liable any of the following:
        (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material, any of which ((A) or (B) preceding) could reasonably be expected to have a Material Adverse Effect on MXP.

                 (p) Insurance. Schedule 3.2(p) of the MXP Disclosure Statement sets forth an insurance schedule of MXP's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. MXP maintains insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of MXP and each of its Subsidiaries (taking into account the cost and availability of such insurance).

                 (q) Opinion of Financial Advisor. The Board of Directors of MXP has received the opinion dated April 4, 1997 of (i) Merrill Lynch & Co. addressed to such Board (a copy of which has been provided to Spice for information purposes only) that, as of such date, the MXP Conversion Number and the Spice Conversion Number are fair from a financial point of view to the holders of MXP Common Stock, (ii) Merrill Lynch & Co. addressed to such Board (a copy of which has been provided to Spice for information purposes only) that, as of such date, the MXP Common Consideration is fair from a financial point of view to the holders of MXP Common Stock, and (iii) Morgan Stanley & Co Incorporated addressed to such Board (a copy of which has been provided to Spice for information purposes only) that, as of such date, the MXP Common Consideration and the MXP Preferred Consideration are fair from a financial point of view to the holders of MXP Series A Preferred Stock. Spice acknowledges and agrees that it may not, and is not entitled to, rely on the opinions of Merrill Lynch & Co. or Morgan Stanley & Co. Incorporated delivered to the MXP Board of Directors.

                 (r) Vote. Subject to Section 5.5, MXP intends to seek, at the MXP stockholders meeting referred to in Section 5.5, the affirmative vote of the holders of (i) a majority of the outstanding shares of MXP Common Stock, voting as a separate class, (ii) a majority of the outstanding shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock, voting as a single class, (iii) a majority of the outstanding shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock, voting as a single class (in each case with shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock having one vote per share, on an as converted basis),
        (iv) a majority of the outstanding shares of MXP Series A Preferred Stock, voting as a separate class (the "Series A Approval"), and (v) a majority of the outstanding shares of MXP Series B Preferred Stock, voting as a separate class (the "Series B Approval"). There are no approvals required of the holders of any class or series of MXP capital stock necessary to approve this Agreement and the transactions contemplated hereby other than as set forth in the preceding sentence. MXP also intends to seek stockholder approval of its 1996 Incentive Plan at such meeting.

                 (s) Beneficial Ownership of Spice Common Stock. As of the date hereof, neither MXP nor its Subsidiaries beneficially owns any of the outstanding Spice Common Stock.

                 (t) Brokers. Except for the fees and expenses payable to Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated, which fees are reflected in their respective engagement letters with MXP (copies of which have been delivered to Spice), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MXP.

                 (u) Interim Operations of Reincorporation Sub and Merger Sub. Reincorporation Sub was formed by MXP solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business or activities, has incurred no other obligations or liabilities, has no other assets and has conducted its operations only as contemplated hereby. All of the outstanding capital stock of Reincorporation Sub and Merger Sub is owned directly by MXP.

                 (v) Tax Matters. The representations in the form of Officer's Certificate of Purchaser included as Schedule 3.2(v) of the MXP Disclosure Schedule are true and correct in all material respects, assuming for purposes of this representation and warranty that the Mergers had been consummated on the date and in accordance with the terms hereof.


                                   ARTICLE IV

                         COVENANTS RELATING TO CONDUCT
                         OF BUSINESS PENDING THE MERGER

        4.1      Conduct of Business by Spice and MXP Pending the Merger.
Prior to the SM or RM Effective Time, as applicable, (i) Spice agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that MXP shall otherwise consent in writing) and (ii) MXP agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Spice shall otherwise consent in writing) (for purposes of this Section 4.1 Spice and MXP each being a "Party"):

                 (a) Ordinary Course. Each Party and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, subject in the case of Spice to Section 5.9, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the SM or RM Effective Time, as applicable.

                 (b) Dividends; Changes in Stock. Except as contemplated by this Agreement and for transactions solely among a Party and its Subsidiaries, a Party shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except (x) in the case of Spice, for the declaration and payment of regular cash dividends with respect to Spice's first and third fiscal quarters not in excess of $.05 per share of Spice Common Stock with usual record and payment dates, regular monthly cash dividends on the MIPS paid by Spice LLC in accordance with their terms and dividends from a Subsidiary of Spice to Spice or another Subsidiary of Spice and (y) in the case of MXP, for the declaration and payment of regular quarterly payment-in-kind dividends with respect to the MXP Series A Preferred Stock and MXP Series B Preferred Stock in accordance with their terms, upon the conversion of MXP Series A Preferred Stock and MXP Series B Preferred Stock into MXP Common Stock and/or MXP Series A Preferred Stock, as the case may be, in accordance with their terms, and dividends from a Subsidiary of MXP to MXP or another Subsidiary of MXP; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of such Party's capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan and except that Spice Capital LLC may redeem the MIPS for cash and/or Spice may cause the exchange of the MIPS for Spice Common Stock, in each case in accordance with the terms of the MIPS.

                 (c) Issuance of Securities. A Party shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt, other voting securities or convertible securities, other than: (i) in the case of Spice, (x) the issuance of Spice Common Stock and accompanying Spice Rights upon the exercise of stock options granted under the Spice Stock Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Spice Stock Plans, (y) issuances by a wholly owned Subsidiary of Spice of such Subsidiary's capital stock to its parent, and (z) the issuance of Spice Series A Preferred Stock or Spice Common Stock upon the exchange of the MIPS in accordance with their terms and the issuance of Spice Common Stock upon the conversion of the Spice Series A Preferred Stock in accordance with its terms; and (ii) in the case of MXP (x) the issuance of MXP Common Stock upon the exercise of stock options granted under the MXP Stock Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to MXP Stock Plans, (y) issuances by a wholly owned subsidiary of MXP of such Subsidiary's capital stock to its parent and (z) issuances upon the conversion of MXP Series A Preferred Stock and MXP Series B Preferred Stock into MXP Common Stock and/or MXP Series A Preferred Stock, as the case may be, in accordance with their terms.

                 (d) Governing Documents. Except as contemplated hereby or in connection herewith, no Party shall amend or propose to amend its certificate or articles of incorporation or bylaws.

                 (e) No Acquisitions. A Party shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than (i) in the case of Spice, the acquisitions described on Schedule 4.1(e) of the Spice Disclosure Schedule or any such acquisition or acquisitions having a purchase price not exceeding $50,000,000 in the aggregate; and (ii) in the case of MXP, the acquisition of Greenhill Petroleum Corporation and certain federal leases in the Gulf of Mexico as described in the MXP SEC Documents or any such acquisition or acquisitions having a purchase price not exceeding $50,000,000 in the aggregate.

                 (f) No Dispositions. Other than: (i) as may be necessary or required by law to consummate the transactions contemplated hereby or (ii) sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to a Party and its Subsidiaries taken as a whole, a Party shall not, and it shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets, except in the case of MXP, for encumbrances related to the increase in MXP's bank credit facility as described in the MXP SEC Documents.

                 (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, neither Party shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such Party or any of its Significant Subsidiaries.

                 (h) Accounting. Neither Party shall, nor shall either Party permit any of its Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

                 (i) Affiliate Transactions. Neither Party shall, nor shall either Party permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned Subsidiaries of such Party, on terms less favorable to such Party or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

                 (j) Insurance. Each Party shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

                 (k) Tax Matters. Neither Party shall (i) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not materially and adversely affect Spice or MXP, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where Spice or MXP, as appropriate, has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect Spice or MXP, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to materially and adversely affect Spice or MXP.

                 (l) Certain Employee Matters. Except pursuant to Section 5.9, a Party shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not directors or officers made in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any material pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Spice Employee Benefit Plans or Spice Pension Plans or MXP Employee Benefit Plans or MXP Pension Plans, as applicable, in each case as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) amend or modify in any material respect or receive any assets from the Spice Pension Plan; (iv) enter into any new, or amend any existing, material employment or severance or termination agreement with any director, officer or employee; (v) grant any options or other awards under the Spice Stock Plans or MXP Stock Plans, as applicable; or (vi) become obligated under any new Spice Employee Benefit Plan or Spice Pension Plan, or any new MXP Employee Benefit Plan or MXP Pension Plan, which was not in existence or approved by the Board of Directors of Spice or MXP, as applicable, prior to the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

                 (m) Indebtedness; Leases; Capital Expenditures. No Party shall, nor shall any Party permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except (x) to finance any transactions or capital or other expenditures permitted by this Agreement (including those referred to in Section 4.1(e)) and regular borrowings under credit facilities made in the ordinary course of such Party's cash management practices, (y) refinancings of existing debt and (z) immaterial borrowings that, in each such case, permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such Party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of such Party or any of its Subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures not described in the Spice SEC Documents or MXP SEC Documents in excess, in the case of each of Spice and MXP, of an amount equal to the sum of (A) capital expenditures budgeted by such Party for the fiscal year ending December 31, 1997 as set forth in the capital expenditure budgets delivered to the other Party, less any budgeted capital expenditures expended prior to the date of this Agreement, plus (B) capital expenditures (not otherwise included in budgeted capital expenditures) that may be incurred in connection with the acquisitions by Spice and MXP, as applicable, permitted under Section 4.1(e).

                 (n) Agreements. No Party shall, nor shall any Party permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with any of the foregoing.

        4.2      No Solicitation by Spice.

                 (a) From and after the date hereof, Spice will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries (collectively, "Spice Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Spice Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, (i) Spice's Board of Directors may take and disclose to the stockholders of Spice a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party (without any solicitation, initiation or encouragement, directly or indirectly, by Spice or any Spice Representatives) of a bona fide Spice Acquisition Proposal, (x) Spice may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of Spice may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with Section 7.1(g), but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that Spice's Board of Directors shall conclude in good faith based on the advice of Spice's outside counsel that such action is necessary in order for Spice's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

                 (b) Spice shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Spice or any Spice Representatives with respect to any Spice Acquisition Proposal existing on the date hereof.

                 (c) Prior to taking any action referred to in Section 4.2(a), if Spice intends to participate in any such discussions or negotiations or provide any such information to any such third party, Spice shall give reasonable prior notice to MXP of each such action. Spice will promptly notify MXP of any such requests for such information or the receipt of any Spice Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Spice Acquisition Proposal, and the material terms and conditions of any Spice Acquisition Proposal (provided, however, that Spice shall not be required to identify such person or group or disclose such terms or conditions to MXP until the beginning of the one week period referred to in
Section 7.1(g), if Spice determines that such identification or disclosure prior to such time would impair such discussions or negotiations).

                 (d) Nothing in this Section 4.2 shall permit Spice to enter into any agreement with respect to any Spice Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Spice shall not enter into any agreement with any person that provides for, or in any way facilitates, any Spice Acquisition Proposal other than a confidentiality agreement in the form referred to above).

                 (e) As used in this Agreement, "Spice Acquisition Proposal" means any proposal or offer, other than a proposal or offer by MXP or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving Spice or any of its Significant Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Spice or any of its Significant Subsidiaries.

        4.3      No Solicitation by MXP.

                 (a) From and after the date hereof, MXP will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries (collectively, "MXP Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any MXP Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, (i) MXP's Board of Directors may take and disclose to the stockholders of MXP a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party (without any solicitation, initiation or encouragement, directly or indirectly, by MXP or any MXP Representatives) of a bona fide MXP Acquisition Proposal, (x) MXP may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of MXP may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with Section 7.1(i), but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that MXP's Board of Directors shall conclude in good faith based on the advice of MXP's outside counsel that such action is necessary in order for MXP's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

                 (b) MXP shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by MXP or any MXP Representatives with respect to any MXP Acquisition Proposal existing on the date hereof.

                 (c) Prior to taking any action referred to in Section 4.3(a), if MXP intends to participate in any such discussions or negotiations or provide any such information to any such third party, MXP shall give reasonable prior notice to Spice of each such action. MXP will promptly notify Spice of any such requests for such information or the receipt of any MXP Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such MXP Acquisition Proposal, and the material terms and conditions of any MXP Acquisition Proposal (provided, however, that MXP shall not be required to identify such person or group nor disclose such terms or conditions to Spice until the beginning of the one week period referred to Section 7.1(i), if MXP determines that such identification or disclosure prior to such time would impair such discussions or negotiations).

                 (d) Nothing in this Section 4.3 shall permit MXP to enter into any agreement with respect to any MXP Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, MXP shall not enter into any agreement with any person that provides for, or in any way facilitates, any MXP Acquisition Proposal other than a confidentiality agreement in the form referred to above).

                 (e) As used in this Agreement, "MXP Acquisition Proposal" means any proposal or offer, other than a proposal or offer by Spice or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving MXP or any of its Significant Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, MXP or any of its Significant Subsidiaries.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

        5.1 Preparation of S-4 and the Joint Proxy Statement. MXP, Reincorporation Sub and Spice shall promptly prepare and file with the SEC the Joint Proxy Statement and MXP, Reincorporation Sub and Spice shall prepare, and Reincorporation Sub will file with the SEC, the S-4 in which the Joint Proxy Statement will be included as a prospectus. Each of MXP, Reincorporation Sub and Spice shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of MXP and Spice shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to their respective stockholders at the earliest practicable date. Each of MXP and Reincorporation Sub shall use its reasonable best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of New Common Stock in the Mergers and upon the exercise of Spice Stock Options (as defined in Section 5.10) and MXP Stock Options (as defined in Section 5.10) and each of MXP and Spice shall furnish all information concerning MXP and Spice and its respective stockholders as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

        5.2 Letter of Spice's Accountants. Spice shall use its reasonable best efforts to cause to be delivered to MXP a letter of KPMG Peat Marwick LLP, Spice's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to MXP, Reincorporation Sub and Spice, in form and substance reasonably satisfactory to MXP and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

        5.3 Letter of MXP's Accountants. MXP shall use its reasonable best efforts to cause to be delivered to Spice a letter of Arthur Andersen LLP, MXP's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to MXP, Reincorporation Sub and Spice, in form and substance reasonably satisfactory to Spice and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

        5.4 Access to Information. Upon reasonable notice, MXP and Spice, as the case may be, shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the others, access, during normal business hours during the period prior to the RM Effective Time, to all its properties, books, contracts, commitments and records, as well as to its officers and employees (provided that neither MXP nor Spice shall contact any officer or employee of the other party without first inquiring of the other party as to whether the officer and employee to be contacted has been advised of the pendency of the transactions contemplated by this Agreement) and, during such period, each of MXP and Spice, as the case may be, shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the others (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of MXP and Spice agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated as of October 1, 1996 between MXP and Spice (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

        5.5 Stockholders Meetings. Each of Spice and MXP shall call a meeting of its stockholders to be held as promptly as practicable after the date hereof for the purpose of voting upon (i) in the case of Spice, this Agreement and the Spice Merger and (ii) in the case of MXP, this Agreement and the Reincorporation Merger. Subject to the fiduciary duties of its respective Board of Directors, each of Spice and MXP, will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its reasonable best efforts to obtain (i) in the case of Spice, approval and adoption of this Agreement and the Spice Merger by its stockholders and (ii) in the case of MXP, approval and adoption of this Agreement and the Reincorporation Merger by its stockholders. Each of Spice and MXP shall use all commercially reasonable efforts to hold such meetings on the same date and as soon as practicable after the date upon which the S-4 becomes effective.

        5.6      HSR and Other Approvals.

                 (a) HSR Act. Each party hereto shall file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") any notification required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies. Each of the parties hereto agrees to furnish the others with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives, on the one hand, and the FTC, the Antitrust Division or any other Governmental Entity or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby, other than personal financial information filed therewith. Each party hereto agrees to furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including without limitation any filings necessary under the provisions of the HSR Act. MXP and Spice will each pay 50% of the applicable filing fee under the HSR Act relating to the Mergers.

                 (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by MXP or Spice or any of their respective Subsidiaries in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement.

        5.7 Agreements of Rule 145 Affiliates. Prior to the RM Effective Time, Spice shall cause to be prepared and delivered to MXP, and MXP shall cause to be prepared and delivered to Spice, a list identifying all persons who, at the time of the Spice or MXP stockholder meeting, as applicable, may be deemed to be "affiliates" of Spice or MXP, as that term is used in paragraphs
(c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Spice shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such Spice list to deliver to MXP and Reincorporation Sub, at or prior to the RM Effective Time, a written





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agreement, in form and substance agreeable to MXP and Spice, that such Rule 145
Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of New Common Stock issued to such Rule 145 Affiliate pursuant to the Spice
Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. Spice and the Rule 145 Affiliates shall be relieved of this obligation under the foregoing provisions of this Section 5.7 and such written agreements if, and to the extent, such Rule 145 is amended not to require such written agreements or any of the covenants contained therein. MXP shall use its reasonable best efforts to cause each person who is identified as a Rule
145 Affiliate in such MXP list to deliver to MXP and Reincorporation Sub, at or prior to the RM Effective Time, a written agreement, in form and substance agreeable to MXP and Spice, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of New Common Stock or New Series A Preferred Stock issued to such Rule 145 Affiliate pursuant to the Reincorporation Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. MXP and the Rule 145 Affiliates shall be relieved of this obligation under the foregoing provisions of this Section 5.7 and such written agreements if, and to the extent, such Rule 145 is amended not to require such written agreements or any of the covenants contained therein.

        5.8 Authorization for Shares and Stock Exchange Listing. Prior to the RM Effective Time, MXP and Reincorporation Sub shall have taken all action necessary to permit Reincorporation Sub to issue the number of shares of New Common Stock and New Series A Preferred Stock, if any, required to be issued pursuant to Sections 2.1 and 2.2. Each of MXP and Reincorporation Sub shall use its commercially reasonable efforts to cause the shares of New Common Stock and New Series A Preferred Stock, if any, to be issued in the Mergers and the shares of New Common Stock to be reserved for issuance upon exercise of Spice Stock Options and MXP Stock Options and issuances under the Spice Stock Plans and MXP Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

        5.9 Employee Matters. (a) MXP and Spice agree that all employees of Spice immediately prior to the SM Effective Time shall be employed by SM Surviving Corporation immediately after the SM Effective Time, it being understood that RM Surviving Corporation and SM Surviving Corporation shall not have any obligations to continue employing such employees for any length of time thereafter. MXP and Spice further agree that the Spice Pension Plans in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the SM Effective Time. To the extent such Spice Pension Plans are not continued, (i) Spice employees will be covered by the MXP Pension Plans applicable to similarly situated employees of MXP or (ii) RM Surviving Corporation will maintain for a period of one year after the SM Effective Time benefit plans that are not less favorable, in the aggregate, to the employees covered by Spice Pension Plans than are the Spice Pension Plans. In the case of Spice Pension Plans that are continued and under which the employees' interests are based upon Spice Common Stock, MXP and Spice agree that such interests shall be based on New Common Stock in an equitable manner (and in the case of any such interests existing at the SM Effective Time, on the basis of the Spice Conversion Number); provided, however, that nothing contained herein shall be construed as requiring RM Surviving Corporation or SM Surviving Corporation to continue any specific Spice Pension Plan.

                 (b) After the SM Effective Time, RM Surviving Corporation shall provide those employees of Spice and its Subsidiaries covered by the Spice Employee Benefit Plans with the same benefits that accrue to employees of MXP and its Subsidiaries; provided, however, that for a period of 90 days following the SM Effective Time, RM Surviving Corporation shall only be required to maintain the effectiveness of the Spice Employee Benefit Plans. RM Surviving Corporation further agrees that any present employees of Spice shall be credited for their service with Spice and its predecessor entities, for purposes of eligibility and vesting in the plans provided by RM Surviving Corporation. Those employees' benefits under RM Surviving Corporation's medical benefit plan shall not be subject to any exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid. The provisions of this Section 5.9(b) are intended to be for the benefit of, and shall be enforceable by, the parties hereto and the employees of Spice and its Subsidiaries covered by the Spice Employee Benefit Plans at the SM Effective Time and their respective heirs and representatives.

                 (c) MXP and Spice agree that all employees of MXP immediately prior to the RM Effective Time shall be employed by SM Surviving Corporation immediately after the RM Effective Time, it being understood that RM Surviving Corporation shall not have any obligations to continue employing such employees for any length of time thereafter. MXP and Spice further agree that the MXP Pension Plans in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the RM Effective Time. To the extent such MXP Pension Plans are not continued, RM Surviving Corporation will maintain for a period of one year after the RM Effective Time benefit plans that are not less favorable, in the aggregate, to the employees covered by MXP Pension Plans than are the MXP Pension Plans. In the case of MXP Pension Plans that are continued and under which the employees' interests are based upon MXP Common Stock, MXP and Spice agree that such interests shall be based on New Common Stock in an equitable manner (and in the case of any such interests existing at the RM Effective Time, on the basis of the MXP Conversion Number); provided, however, that nothing contained herein shall be construed as requiring RM Surviving Corporation to continue any specific MXP Pension Plan.

                 (d) After the RM Effective Time, RM Surviving Corporation shall provide those employees of MXP and its Subsidiaries covered by the MXP Employee Benefit Plans with the same benefits that accrue to employees of RM Surviving Corporation and its Subsidiaries; provided, however, that for a period of 90 days following the RM Effective Time, RM Surviving Corporation shall only be required to maintain the effectiveness of the MXP Employee Benefit Plans. RM Surviving Corporation further agrees that any present employees of MXP shall be credited for their service with MXP and its predecessor entities, for purposes of eligibility and vesting in the plans provided by RM Surviving Corporation. Those employees' benefits under RM Surviving Corporation's medical benefit plan shall not be subject to any exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid. The provisions of this Section 5.9(d) are intended to be for the benefit of, and shall be enforceable by, the parties hereto and the employees of MXP and its Subsidiaries covered by the MXP Employee Benefit Plans at the RM Effective Time and their respective heirs and representatives.

        5.10 Stock Options. (a) At the SM Effective Time, each outstanding option to purchase Spice Common Stock and any stock appreciation rights related thereto that has been granted pursuant to a Spice Stock Plan ("Spice Stock Option") and, at the RM Effective Time, each outstanding option to purchase MXP Common Stock and any stock appreciation rights related thereto that has been granted pursuant to a MXP Stock Plan ("MXP Stock Option"), whether vested or unvested, shall be assumed by RM Surviving Corporation. Each such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Spice Stock Option or MXP Stock Option, a number of shares of New Common Stock equal to the number of shares of Spice Common Stock or MXP Common Stock, purchasable pursuant to such Spice Stock Option or MXP Stock Option multiplied by the Spice Conversion Number or MXP Conversion Number, as applicable, at a price per share equal to the per-share exercise price for the shares of Spice Common Stock purchasable pursuant to such Spice Stock Option divided by the Spice Conversion Number or the per-share exercise price for the shares of MXP Common Stock purchasable pursuant to such MXP Stock Option divided by the MXP Conversion Number, as applicable; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that, unless otherwise provided in the applicable Spice Stock Plan, Spice Stock Option, MXP Stock Plan or MXP Stock Option, the number of shares of New Common Stock that may be purchased upon exercise of such Spice Stock Option or MXP Stock Option shall not include any fractional share and, upon exercise of such Spice Stock Option or MXP Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of New Common Stock on the NYSE on the trading day immediately preceding the date of exercise.

                 (b) Reincorporation Sub shall take all corporate action necessary to reserve for issuance a sufficient number of shares of New Common Stock for delivery upon exercise of the Spice Stock Options and MXP Stock Options assumed in accordance with this Section 5.10. As soon as practicable after the SM Effective Time, Reincorporation Sub shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of New Common Stock subject to the Spice Stock Options and MXP Stock Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Spice Stock Options and MXP Stock Options, as applicable, remain outstanding.

        5.11     Indemnification; Directors' and Officers' Insurance.  (a)
From and after the SM Effective Time, RM Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the SM Effective Time, an officer or director of Spice or any of its Subsidiaries or an employee of Spice or any of its Subsidiaries who acts as a fiduciary under any Spice Employee Benefit Plans or Spice Pension Plans (the "Spice Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in





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connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of Spice or any Subsidiary whether pertaining to any matter existing or occurring at or prior to the SM Effective Time and whether asserted or claimed prior to, or at or after, the SM Effective Time ("Spice Indemnified Liabilities"), including all Spice Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and RM Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Spice Indemnified Parties (whether arising before or after the SM Effective Time), (i) the Spice Indemnified Parties may retain counsel reasonably satisfactory to them and RM Surviving Corporation, and RM Surviving Corporation shall pay all fees and expenses of such counsel for the Spice Indemnified Parties; and (ii) RM Surviving Corporation will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that no party shall be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld. Any Spice Indemnified Party wishing to claim indemnification under this Section 5.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify RM Surviving Corporation, but the failure so to notify shall not relieve a party from any liability that it may have under this
Section 5.11(a), except to the extent such failure materially prejudices such party. The Spice Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Spice Indemnified Parties. The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Spice Indemnified Parties in the Restated Certificate of Incorporation and Restated Bylaws of Spice with respect to matters occurring through the SM Effective Time, shall survive the Spice Merger and shall continue in full force and effect for a period of six years from the SM Effective Time; provided, however, that all rights to indemnification in respect of any Spice Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Spice Indemnified Liabilities. The foregoing provisions of this Section 5.11(a) shall not limit or impair the rights of the Spice Indemnified Parties arising under any indemnification or other agreements to which they are a party, the charter, bylaws or other organizational documents of Spice and its Subsidiaries or applicable laws. RM Surviving Corporation shall keep in effect provisions in SM Surviving Corporation's Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of directors and officers to the fullest extent permitted by Delaware law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification or exculpation. RM Surviving Corporation hereby guarantees the performance by SM Surviving Corporation of SM Surviving Corporation's obligations under this Section 5.11(a).

                 (b) From and after the RM Effective Time, RM Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the RM Effective Time, an officer or director of MXP or any





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of its Subsidiaries or an employee of MXP or any of its Subsidiaries who acts as a fiduciary under any MXP Employee Benefit Plans or MXP Pension Plans (the "MXP Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of MXP or any Subsidiary whether pertaining to any matter existing or occurring at or prior to the RM Effective Time and whether asserted or claimed prior to, or at or after, the RM Effective Time ("MXP Indemnified Liabilities"), including all MXP Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and RM Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each MXP Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any MXP Indemnified Parties (whether arising before or after the RM Effective Time),
(i) the MXP Indemnified Parties may retain counsel reasonably satisfactory to them and RM Surviving Corporation, and RM Surviving Corporation shall pay all fees and expenses of such counsel for the MXP Indemnified Parties; and (ii) RM Surviving Corporation will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that no party shall be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld. Any MXP Indemnified Party wishing to claim indemnification under this Section 5.11(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify RM Surviving Corporation, but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.11(b), except to the extent such failure materially prejudices such party. The MXP Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more MXP Indemnified Parties. The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the MXP Indemnified Parties in the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of MXP with respect to matters occurring through the RM Effective Time, shall survive the Reincorporation Merger and shall continue in full force and effect for a period of six years from the RM Effective Time; provided, however, that all rights to indemnification in respect of any MXP Indemnified Liabilities asserted or made within such period shall continue until the disposition of such MXP Indemnified Liabilities. The foregoing provisions of this Section 5.11(b) shall not limit or impair the rights of the MXP Indemnified Parties arising under any indemnification or other agreements to which they are a party, the charter, bylaws or other organizational documents of MXP and its Subsidiaries or applicable laws. RM Surviving Corporation shall keep in effect provisions in RM Surviving Corporation's Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of directors and officers to the fullest extent permitted by Delaware law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification or





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
exculpation. RM Surviving Corporation shall hereby guarantee the performance by SM Surviving Corporation of SM Surviving Corporation's obligations under this Section 5.11(b).

                 (c) For a period of six years after the SM Effective Time, RM Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Spice and its Subsidiaries and MXP and its Subsidiaries (provided that RM Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the SM Effective Time.

                 (d) In the event that RM Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provisions shall be made so that the successors and assigns of RM Surviving Corporation shall assume the obligations set forth in this Section 5.11. The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 5.11, his heirs and representatives.

        5.12 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

        5.13 Public Announcements. The parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other parties, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other parties are notified promptly by the disclosing party of such press release or public statement.

        5.14 Other Actions. Except as contemplated by this Agreement, neither MXP nor Spice shall, nor shall MXP or Spice permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Mergers set forth in Article VI not being satisfied. Each of the parties agrees to use its reasonable best efforts to satisfy the conditions to Closing set forth in this Agreement.

        5.15 Advice of Changes; SEC Filings. MXP and Spice, as the case may be, shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on MXP or Spice, as the case may be. MXP and Spice shall

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promptly provide each other (or their respective counsel) copies of all filings made by such party or its Subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

        5.16 Reorganization. It is the intention of MXP and Spice that each of the Mergers will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state or local law). Neither MXP nor Spice (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause either of the Mergers not to be so treated. The parties will characterize each of the Mergers as such a reorganization for purposes of all Tax Returns and other filings.

        5.17 Conveyance Taxes. MXP and Spice will (a) cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the SM Effective Time, (b) cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any applicable exemptions to any such tax or fee, and (c) each pay any such tax or fee which becomes payable by it on or before the RM or SM Effective Time, as applicable.

        5.18 Board of Directors. Reincorporation Sub, MXP and Spice shall take such action as may be necessary or advisable (including seeking approval of such matters as may be necessary or advisable at the MXP stockholders meeting and including a solicitation of proxies for such matters in the Joint Proxy Statement) to ensure that immediately after the SM Effective Time the Board of Directors of RM Surviving Corporation shall consist of (i) the seven individuals currently serving on MXP's Board of Directors, (ii) seven of the nine individuals currently serving on Spice's Board of Directors (such seven individuals to be designated by Spice), and (iii) an individual to be mutually agreed to by MXP and Spice, all of which individuals referred to in (i) and
(ii) are identified as Class I, II or III Directors on Exhibit A hereto. Exhibit A hereto also indicates (x) the assignment of directors to classes whose initial term on the Board of Directors would expire on the first, second and third annual meetings of stockholders of RM Surviving Corporation following Closing and (y) which of the directors shall serve on the audit and compensation committees of the Board of Directors of RM Surviving Corporation following the SM Effective Time.

        5.19 Chairman and CEO; Other Officers. Immediately after the RM Effective Time, Jon Brumley shall continue to serve as the Chairman of the Board of Reincorporation Sub and Scott Sheffield shall be elected by the Reincorporation Sub Board of Directors as the President and Chief Executive Officer of Reincorporation Sub immediately prior to the SM Effective Time, but to become effective immediately after the SM Effective Time. Each of the other officers of Reincorporation Sub, and each of the directors and officers of Merger Sub, that will assume office immediately after the SM Effective Time shall be those persons to be designated by the agreement of Mr. Brumley and Mr. Sheffield prior to the SM Effective Time, such persons to be elected by the

Board of Directors of Reincorporation Sub or Merger Sub, as the case may be, immediately prior to the SM Effective Time, but to become effective immediately after the SM Effective Time.

        5.20 Charter Amendments; Name and Place of Business. Prior to the RM Effective Time, Reincorporation Sub and MXP shall take such actions as are necessary to amend and restate the Certificate of Incorporation of Reincorporation Sub into a form that is, in form and substance, agreeable to MXP and Spice, it being understood that such amended and restated Certificate of Incorporation shall include provisions for a classified board of directors, certain other features contained in the charters of Spice and MXP and the Certificate of Designation for the New Series A Preferred Stock. In addition, prior to the RM Effective Time the name of Reincorporation Sub shall be changed to "Pioneer Natural Resources Company" and the name of SM Surviving Corporation shall be changed to a name that is mutually agreed to by MXP and Spice, which names shall be included in the amended and restated Certificate of Incorporation of Reincorporation Sub and SM Surviving Corporation. Following the Mergers, the principal place of business of RM Surviving Corporation and SM Surviving Corporation shall be the same as MXP's principal place of business on the date hereof.

        5.21 Employee and Director Incentive Indemnification and Severance Plans. Notwithstanding Section 5.9, prior to the RM Effective Time, but to become effective immediately after the SM Effective Time, Reincorporation Sub shall approve and adopt (i) a Long-Term Incentive Plan, (ii) a Non-Employee Director Equity Compensation Plan, (iii) a Section 423 Stock Purchase Plan,
(iv) Severance Agreements for officers of Reincorporation Sub and (v) Director and Officer Indemnification Agreements, in each case in form and substance agreeable to MXP and Spice and substantially in such forms as have previously been reviewed by the parties.

        5.22 Subsequent Mergers. As soon as practicable following the Mergers, RM Surviving Corporation shall take all action which is necessary or desirable, and shall cause each of P&P Holdings, Inc., Parker & Parsley Petroleum USA, Inc., and Parker & Parsley Development L.P., each of which is currently a Subsidiary of Spice, to take all action that is necessary or desirable, for each such subsidiary to be merged with and into SM Surviving Corporation, with SM Surviving Corporation to be the surviving entity in each such merger.

        5.23 MIPS Assumption Matters. As promptly as practicable following the SM Effective Time, RM Surviving Corporation shall take all actions as are necessary or appropriate (i) for RM Surviving Corporation to assume the Guarantee and Exchange Agreement, the Expense Agreement and the Loan Agreement related to the MIPS; and (ii) to adopt a certificate of designation substantially in the form of the certificate of designation relating to the Spice Series A Preferred Stock in order to provide for the exchange of the MIPS into a new series of preferred stock of RM Surviving Corporation in accordance with the terms of the MIPS.

        5.24 Indenture Matters. MXP, Spice, Reincorporation Sub and Merger Sub shall take all actions that are necessary or appropriate in order for Reincorporation Sub or Merger Sub, as applicable, to assume by supplemental indenture the indentures for the outstanding publicly held notes or guarantees thereof of MXP, Spice and their respective Subsidiaries referred to in the MXP SEC Documents and the Spice SEC Documents, respectively.

        5.25 New Bank Credit Facility. MXP, Spice, Reincorporation Sub and Merger Sub shall use their reasonable best efforts, and shall cooperate, to (i) obtain as promptly as practicable commitments from financing sources to refinance on an unsecured basis the existing bank credit facilities of MXP, Spice and Merger Sub and (ii) have Reincorporation Sub and/or Merger Sub enter into a new credit facility pursuant to such commitments concurrent with the Closing and to refinance such existing debt.

        5.26 DNR Agreement. Concurrently with the execution of this Agreement, MXP shall enter into an agreement with DNR-MXP Holdings, L.P. in substantially the form previously provided to Spice regarding, among other things, the voting of shares of MXP capital stock at the MXP stockholders meeting relating to the Mergers. MXP recognizes that Spice is a third party beneficiary of such agreement with DNR and will seek to enforce such agreement upon request of Spice or provide Spice with such documentation and assistance as Spice reasonably deems necessary for Spice to enforce such agreement directly. MXP shall not amend such agreement, or waive any obligation thereunder, without the prior written consent of Spice.

        5.27     Pickens Agreement.       Concurrently with the execution of
this Agreement, Spice and MXP shall enter into an agreement with Boone Pickens in substantially the form previously provided to Spice regarding, among other things, the voting of shares of MXP capital stock at the MXP stockholders meeting relating to the Mergers.

        5.28 MIPS Conversion. Spice and its Subsidiaries shall use their reasonable best efforts to cause the redemption of the MIPS for cash (in connection with a standby underwriting of Spice Common Stock, which issuance of Spice Common Stock in connection with such underwriting shall be deemed not to constitute a breach of any representation, warranty or covenant of Spice herein) or the exchange of the MIPS into Spice Common Stock as soon as practicable in accordance with the terms of the MIPS and to complete such redemption or exchange prior to the RM Effective Time.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                 6.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                 (a) Spice Stockholder Approval. This Agreement and the Spice Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Spice Common Stock entitled to vote thereon.

                 (b) MXP Stockholder Approval. This Agreement and the Reincorporation Merger shall have been approved and adopted by the affirmative vote specified in clauses (i), (ii) and (iii) of Section 3.2(r) as the votes required to approve such matters.

                 (c) NYSE Listing. The shares of New Common Stock and New Series A Preferred Stock, if any, issuable to Spice and MXP stockholders pursuant to this Agreement in the Mergers shall have been authorized for listing on the NYSE upon official notice of issuance.

                 (d) Other Approvals. The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated and all filings required to be made prior to the RM or SM Effective Time, as applicable, with, and all consents, approvals, permits and authorizations required to be obtained prior to the RM or SM Effective Time, as applicable, from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except for such consents, approvals, permits and authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely to result in a Material Adverse Effect on RM Surviving Corporation (assuming the Mergers have taken place) or to materially adversely affect the consummation of the Mergers, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on RM Surviving Corporation (assuming the Mergers have taken place). Unless otherwise agreed to by MXP and Spice (which agreement shall not be unreasonably withheld), no such consent, approval, permit or authorization shall then be subject to appeal.

                 (e) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                 (f) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over any party hereto, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of either of the Mergers.

        6.2 Conditions of Obligations of MXP, Reincorporation Sub and Merger Sub. The obligations of MXP, Reincorporation Sub and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by MXP:

                 (a) Representations and Warranties of Spice. Each of the representations and warranties of Spice set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Spice contained herein that is qualified by a materially standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and MXP shall have received a certificate signed on behalf of Spice by the Chief Executive Officer and the Chief Financial Officer of Spice to such effect.

                 (b) Performance of Obligations of Spice. Spice shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and MXP shall have received a certificate signed on behalf of Spice by the Chief Executive Officer and the Chief Financial Officer of Spice to such effect.

                 (c) Tax Opinion. MXP shall have received an opinion, in form and substance reasonably satisfactory to MXP, dated the Closing Date, a copy of which will be furnished to Spice, of Baker & Botts, L.L.P., counsel to MXP, to the effect that, if each of the Mergers is consummated in accordance with the terms of this Agreement, each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized for federal income tax purposes by MXP, Reincorporation Sub, Merger Sub or Spice as a result of either of the Mergers, and no gain or loss will be recognized for federal income tax purposes by a stockholder of Spice or MXP as a result of either of the Mergers upon the conversion of shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock into shares of New Common Stock or New Series A Preferred Stock, as applicable, except with respect to (i) cash, if any, received in lieu of fractional shares of New Common Stock or New Series A Preferred Stock or (ii) a stockholder in special circumstances, such as a stockholder who acquired Spice Common Stock or MXP Common Stock through exercise of employee stock options or otherwise as compensation for employment. In rendering such opinion, such counsel may receive and rely upon representations of fact and covenants contained in the forms of Certificates included as Schedule 3.1(u) and Schedule 3.2(v) of the Spice and MXP Disclosure Schedules, respectively.

                 (d) Letters from Rule 145 Affiliates. MXP shall have received from each person named in the Spice list referred to in Section 5.7 an executed copy of an agreement as provided in such Section.

        6.3 Conditions of Obligations of Spice. The obligation of Spice to effect the Spice Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Spice:

                 (a) Representations and Warranties of MXP, Reincorporation Sub and Merger Sub. Each of the representations and warranties of MXP, Reincorporation Sub and Merger Sub set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of MXP, Reincorporation Sub and Merger Sub contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Spice shall have received a certificate signed on behalf of MXP by the Chief Executive Officer and the Chief Financial Officer of MXP to such effect.

                 (b)     Performance of Obligations of MXP.  MXP,
Reincorporation Sub and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Spice shall have received a certificate signed on behalf of MXP by the Chief Executive Officer and the Chief Financial Officer of MXP to such effect.

                 (c) Tax Opinion. Spice shall have received an opinion, in form and substance reasonably satisfactory to Spice, dated the Closing Date, a copy of which will be furnished to MXP, of Vinson & Elkins L.L.P., counsel to Spice, to the effect that, if each of the Mergers is consummated in accordance with the terms of this Agreement, each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized for federal income tax purposes by MXP, Reincorporation Sub, Merger Sub or Spice as a result of either of the Mergers upon the conversion of shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock into shares of New Common Stock or New Series A Preferred Stock, as applicable, except with respect to (i) cash, if any, received in lieu of fractional shares of New Common Stock or New Series A Preferred Stock or (ii) a stockholder in special circumstances, such as a stockholder who acquired shares of Spice Common Stock or MXP Common Stock through the exercise of employee stock options or otherwise as compensation for employment. In rendering such opinion, such counsel may receive and rely upon representations of fact and covenants contained in the forms of Certificates included as Schedule 3.1(u) and Schedule 3.2(v) of the Spice and MXP Disclosure Schedules, respectively.

                 (d) Letters from Rule 145 Affiliates. Spice shall have received from each person named in the MXP list referred to in Section 5.7 an executed copy of an agreement as provided in such Section.


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

        7.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the RM Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Spice and the stockholders of MXP:

                 (a) by mutual written consent of MXP and Spice, or by mutual action of their respective Boards of Directors;

                 (b) by either MXP or Spice if (i) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such Injunction or other action shall have become final and nonappealable; or (ii) any required approval of the stockholders of a party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders, or at any adjournment thereof;

                 (c) by MXP or Spice if the Mergers shall not have been consummated by December 31, 1997 (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                 (d) by MXP if (i) Spice shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Spice at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Spice of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of Spice contained in this Agreement shall not be true in all material respects (provided that any representation or warranty of Spice contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) when made on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by Spice of notice of such breach and is existing at the time of termination of this Agreement, or (iii) after the date hereof there has been any Material Adverse Change with respect to Spice, except for general economic changes or changes that may affect the industries of Spice or any of its Subsidiaries generally;

                 (e) by Spice if (i) MXP, Reincorporation Sub or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by MXP of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of MXP, Reincorporation Sub or Merger Sub contained in this Agreement shall not be true in all material respects (provided that any representation or warranty of MXP, Reincorporation Sub or Merger Sub contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by MXP of notice of such breach and is existing at the time of termination of this Agreement; or (iii) after the date hereof there has been any Material Adverse Change with respect to MXP, except for general economic changes or changes that may affect the industries of MXP or any of its Subsidiaries generally;

                 (f) by MXP if (i) the Board of Directors of Spice shall have withdrawn or modified, in any manner which is adverse to MXP, its recommendation or approval of the Spice Merger or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, or (ii) the Board of Directors of Spice shall have recommended to the stockholders of Spice any Spice Acquisition Proposal or any transaction described in the definition of Spice Acquisition Proposal, or shall have resolved to do so;

                 (g) by Spice, if Spice shall exercise the right specified in clause (ii) of Section 4.2(a); provided that Spice may not effect such termination pursuant to this Section 7.1(g) unless and until (i) MXP receives at least one week's prior written notice from Spice of its intention to effect such termination pursuant to this Section 7.1(g); (ii) during such week, Spice shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that MXP may propose; and (iii) Spice pays the amounts required by Section 7.2(b) concurrently with such termination;

                 (h) by Spice if (i) the Board of Directors of MXP shall have withdrawn or modified, in any manner which is adverse to Spice, its recommendation or approval of the Mergers or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, or (ii) the Board of Directors of MXP shall have recommended to the stockholders of MXP any MXP Acquisition Proposal or any transaction described in the definition of MXP Acquisition Proposal, or shall have resolved to do so;

                 (i) by MXP, if MXP shall exercise the right specified in clause (ii) of Section 4.3(a); provided that MXP may not effect such termination pursuant to this Section 7.1(i) unless and until (i) Spice receives at least one week's prior written notice from MXP of its intention to effect such termination pursuant to this Section 7.1(i); (ii) during such week, MXP shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Spice may propose; and (iii) MXP pays the amounts required by Section 7.2(e) concurrently with such termination;

                 (j) by either MXP or Spice if the Average Trading Price for the fifteen (15) Trading Day period beginning on the twentieth (20th) Trading Day prior to the date on which the meetings of the stockholders of MXP and Spice with respect to the Mergers are to be held (such date to be the date specified in the Joint Proxy Statement), is less than $5.00 per share, provided that notice of termination is given by the terminating party to the other parties hereto within two calendar days following the end of such fifteen (15) Trading Day period. For purposes hereof, the term (i) "Average Trading Price" means the average of the closing sales prices for MXP Common Stock during such fifteen (15) Trading Day period as such closing sales prices are reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports; and (ii) "Trading Days" refers to days on which the NYSE is open for the trading; and

                 (k) by the passage of time in the event that the Board of Directors of either or both of MXP or Spice shall have withdrawn or modified, in any manner which is adverse to the other party, its recommendation or approval of the Reincorporation Merger or the Spice Merger, as applicable, or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, without further action by MXP or Spice, at the earlier of (x) 5:00 p.m., Dallas, Texas, time on the second calendar day after notice of such withdrawal or modification is delivered to the other party or publicly announced by the withdrawing or modifying party, or (y) immediately prior to the commencement of the first stockholders meeting to be held pursuant to
Section 5.5 hereof, unless, in either case, MXP and Spice shall otherwise agree in writing prior to such time of automatic termination.

        7.2      Effect of Termination.

                 (a) In the event of termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except (i) with respect to this Section 7.2, the second and third sentences of Section 5.4, the last sentence of Section 5.6(a) and Section 8.1, and (ii) to the extent that such termination results from the willful breach (except as provided in Section 8.8) by a party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement.

                 (b)     If (i) this Agreement is terminated pursuant to
Section 7.1(b)(ii) (with respect to the Spice stockholder vote) and at the time of such termination or after the date hereof and prior to the Spice stockholders' meeting there shall have been pending a Spice Acquisition Proposal, (ii) MXP terminates this Agreement pursuant to Section 7.1(f), (iii) Spice terminates this Agreement pursuant to Section 7.1(g), or (iv) Spice, but not MXP, withdraws or modifies, in any manner which is adverse to the other party, its recommendation or approval of the Reincorporation Merger or the Spice Merger, as applicable, or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, and this Agreement shall terminate pursuant to Section 7.1(k), then Spice shall, on the day of such termination, pay MXP a fee of $45 million in cash by wire transfer of immediately available funds to an account designated by MXP.

                 (c) If within 12 months of any termination other than as described in Section 7.2(b) or 7.1(j), Spice agrees to or consummates a Spice Acquisition Proposal or a transaction described in the definition of Spice Acquisition Proposal and such Spice Acquisition Proposal or transaction involves a third party that had discussions with Spice after the date of this Agreement and at or prior to the termination of this Agreement, then at the closing or other consummation of such Spice Acquisition Proposal or transaction, Spice shall pay MXP a fee equal to $45 million in cash by wire transfer of immediately available funds to an account designated by MXP.

                 (d) The parties acknowledge and agree that the actual damages that MXP might sustain upon termination of this Agreement under the circumstances heretofore set forth in Section 7.2(b) or (c) would be difficult, if not impossible, to ascertain, and that the payment of a $45 million fee to MXP under this Section 7.2 would be reasonable compensation in the event of such termination and shall constitute liquidated damage for purposes of this Agreement and MXP's sole remedy for money damages for such termination. Under no circumstances shall MXP be entitled to a fee of more than $45 million pursuant to this Section 7.2.

                 (e)     If (i) this Agreement is terminated pursuant to
Section 7.1(b)(ii) (with respect to the MXP stockholder vote) and at the time of such termination or after the date hereof and prior to the MXP stockholders' meeting there shall have been pending an MXP Acquisition Proposal, (ii) Spice terminates this Agreement pursuant to Section 7.1(h), (iii) MXP terminates this Agreement pursuant to Section 7.1(i), or (iv) MXP, but not Spice, withdraws or modifies, in any manner which is adverse to the other party, its recommendation or approval of the Reincorporation Merger or the Spice Merger, as applicable, or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, and this Agreement shall terminate pursuant to Section 7.1(k), then MXP shall, on the day of such termination, pay Spice a fee of $45 million in cash by wire transfer of immediately available funds to an account designated by Spice.

                 (f) If within 12 months of any termination other than as described in Section 7.2(e) or 7.1(j), MXP agrees to or consummates an MXP Acquisition Proposal or a transaction described in the definition of MXP Acquisition Proposal and such MXP Acquisition Proposal or transaction involves a third party that had discussions with MXP after the date of this Agreement and at or prior to the termination of this Agreement, then at the closing or other consummation of such MXP Acquisition Proposal or transaction, MXP shall pay Spice a fee equal to $45 million in cash by wire transfer of immediately available funds to an account designated by Spice.

                 (g) The parties acknowledge and agree that the actual damages that Spice might sustain upon termination of this Agreement under the circumstances heretofore set forth in Section 7.2(e) or (f) would be difficult, if not impossible, to ascertain, and that the payment of a $45 million fee to Spice under this Section 7.2 would be reasonable compensation in the event of such termination and shall constitute liquidated damage for purposes of this Agreement and Spices's sole remedy for money damages for such termination. Under no circumstances shall Spice be entitled to a fee of more than $45 million pursuant to this Section 7.2.

                 (h) If this Agreement is terminated by Spice or MXP pursuant to Section 7.1(j), no fee shall be payable hereunder by or to any party.

        7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Spice and the stockholders of MXP, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        7.4 Extension; Waiver. At any time prior to the RM Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1 Payment of Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Mergers shall be consummated, except (i) as otherwise contemplated by the last sentence of Section 5.6(a) and (ii) that MXP and Spice shall share equally the expenses incurred by MXP and Spice in connection with the printing and mailing of the Joint Proxy Statement and all filing fees paid in connection with the S-4 to the SEC.

        8.2 Nonsurvival of Representations, Warranties and Agreements. Subject to the remaining provisions of this Section 8.2, the representations, warranties and agreements in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the SM Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the SM Effective Time, except for the agreements contained in Sections 2.1, 2.2, 2.3, 5.9 through 5.11, 5.18 through 5.26 and Article VIII, and the agreements delivered pursuant to Section 5.7. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

        8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (i) when so delivered personally,
(ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), or (iii) five business days after the date of mailing to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

                 (a)     if to MXP, Reincorporation Sub or Merger Sub, to:

                         MESA Inc.
                         1400 Williams Square West
                         5205 North O'Connor Blvd.
                         Irving, Texas 75039
                         Telecopy: (972) 402-7031
                         Attention: Chief Executive Officer
     with a copy to:
     Baker & Botts, L.L.P.
     2001 Ross Avenue
     Dallas, TX 75201
     Telecopy:  (214) 953-6503
     Attention: Carlos A. Fierro

and (b) if to Spice, to:

     Parker & Parsley Petroleum Company
     303 W. Wall
     Suite 101
     Midland, Texas 79701
     Telecopy: (915) 571-5051
     Attention: Chief Executive Officer

     with a copies to:

     Vinson & Elkins L.L.P.           Parker & Parsley Petroleum Company
     2001 Ross Avenue                 303 W. Wall, Suite 101
     Dallas, Texas 75201              Midland, Texas 79701
     Telecopy: (214) 220-7716         Telecopy:  (915) 571-5050
     Attention: Jeffrey A. Chapman    Attention:  Mark Withrow, General Counsel

        8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

        8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.7, 5.9, 5.10 and 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, except to the extent the TBCA is required to govern the Reincorporation Merger.

        8.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Confidentiality Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

        8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that each of Reincorporation Sub and Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly-formed direct wholly owned Subsidiary of MXP. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        8.10 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its obligations hereunder in accordance with their specific terms or to otherwise comply with such obligations, including its failure to take all actions as are necessary on its part to the consummation of the Mergers, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.

        8.10 Schedule Definitions. All capitalized terms in the Spice Disclosure Schedule or MXP Disclosure Schedule shall have the meanings ascribed to them herein, unless the context otherwise requires or as otherwise defined.

                 IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.


                                   MESA INC.



                                   By: /s/ GARRETT SMITH
                                       ----------------------------------------
                                       M. Garrett Smith
                                       Vice President - Corporate Acquisitions


                                   MESA OPERATING CO.



                                   By: /s/ GARRETT SMITH
                                       ----------------------------------------
                                       M. Garrett Smith
                                       Vice President - Corporate Acquisitions


                                   MXP REINCORPORATION CORP.



                                   By: /s/ GARRETT SMITH
                                       ----------------------------------------
                                       M. Garrett Smith
                                       Vice President - Corporate Acquisitions


                                   PARKER & PARSLEY PETROLEUM
                                      COMPANY



                                   By: /s/ SCOTT D. SHEFFIELD
                                       ----------------------------------------
                                       Scott D. Sheffield
                                       President

                                                                       EXHIBIT A


                     POST EFFECTIVE TIME BOARD OF DIRECTORS


Class I Directors (term expires at the 1998 annual meeting):

1.      Philip B. Smith*
2.      John S. Herrington**
3.      James L. Houghton**
4.      R. Hartwell Gardner**
5.      Michael D. Wortley

Class II Directors (term expires at the 1999 annual meeting):

1.      Scott D. Sheffield
2.      Robert L. Stillwell
3.      Jerry P. Jones**
4.      Kenneth A. Hersh*
5.      To be determined

Class III Directors (term expires at the 2000 annual meeting):

1.      T. Boone Pickens
2.      I. Jon Brumley
3.      Richard E. Rainwater
4.      Charles E. Ramsey, Jr.*
5.      Arthur L. Smith*

Honorary, non-voting, advisory directors:

1.      Mel H. Fischer
2.      Edward O. Vetter





__________________________________
 *Compensation Committee
**Audit Committee





                                      A-1